Exhibit (a)(1)(A)
April 5, 2022
Offer to Purchase for Cash
Up to $100,000,000 in Aggregate Amount
of Shares of Common Stock of
Carlyle Credit Solutions, Inc.
at
$20.13 per Share
by
CDL Tender Fund 2022-1, L.P.
CDL Tender Fund 2022-1 GP, L.L.C.
CG Subsidiary Holdings, L.L.C.
Carlyle Global Credit Investment Management L.L.C.
Cliffwater Corporate Lending Fund
Cliffwater LLC
AlpInvest Indigo I CI-A, L.P.
AlpInvest Indigo SCF I CI GP, L.P.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 3, 2022, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”)
CDL Tender Fund 2022-1, L.P., a Delaware limited partnership (the “Purchaser”), is offering to purchase up to $100,000,000 in aggregate amount of shares of common stock, par value $0.01 per share (the “Shares”), of Carlyle Credit Solutions, Inc. (f/k/a TCG BDC II, Inc.), a Maryland corporation (the “Company”), at a purchase price equal to $20.13 per Share (the “Offer Price”), which represents the net asset value per Share as determined by the Company on March 29, 2022, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal and Transfer Form (the “Letter of Transmittal”), which, together with any amendments or supplements thereto, collectively constitute the “Offer”. The Offer is being made in accordance with the terms of the Purchaser’s Amended and Restated Limited Partnership Agreement, dated as of April 4, 2022 (the “Limited Partnership Agreement”), by and among, CDL Tender Fund 2022-1 GP, L.L.C. (the “General Partner”), the Purchaser’s general partner, Carlyle SLP LTD. (solely to reflect its withdrawal as initial limited partner of the Purchaser), Carlyle Global Credit Investment Management L.L.C. (“CGCIM”), a Delaware limited liability company and a limited partner of the Purchaser, which also serves as investment adviser to the Company and to the Purchaser, Cliffwater Corporate Lending Fund (“CCLF”), a Delaware statutory trust and a limited partner of the Purchaser, and AlpInvest Indigo I CI-A, L.P. (“AlpInvest LP” and, together with CGCIM and CCLF, the “Limited Partners”), a Delaware limited partnership and a limited partner of the Purchaser.
The General Partner is being named as a bidder herein because it is deemed to control the Purchaser, but otherwise is not participating in the Offer. CG Subsidiary Holdings L.L.C. (the “CG Subsidiary Holdings”), the General Partner’s sole member, is being named as a bidder herein because it is deemed to control the General Partner and the Purchaser, but otherwise is not participating in the Offer. Cliffwater LLC (“Cliffwater”), which serves as the investment adviser to CCLF, is being named as a bidder herein because it is deemed to control CCLF, but otherwise is not participating in the Offer. AlpInvest Indigo SCF I CI GP, L.P., which serves as the general partner to AlpInvest LP, is being named as a bidder herein because it is deemed to control AlpInvest LP, but otherwise is not participating in the Offer. The Purchaser, the General Partner, CG Subsidiary Holdings, CGCIM, CCLF, Cliffwater, AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P. are collectively referred to herein as the “Offeror Group.”
The Company’s board of directors (the “Company Board”) is supportive of the commencement of the Offer, but in consideration of its duties to all Company stockholders, the Company Board has determined to take no position and make no recommendation, and to express no opinion and to remain neutral, with respect to the Offer. The Company Board has determined that the decision of stockholders regarding whether or not to tender their Shares in the Offer is a personal investment decision based upon each individual stockholder’s particular circumstances. The Company Board urges each stockholder to make its own decision regarding the Offer based on all of the available information, including the adequacy of the Offer Price in light of the stockholder’s own investment objectives, the stockholder’s views as to the Company’s prospects and outlook, the factors considered by the Company Board, as described in the Company’s Solicitation/Recommendation

Statement on Schedule 14D-9 (together with any exhibits and annexes attached thereto, the “Schedule 14D-9”) filed with the Securities and Exchange Commission (the “SEC”) and which will be furnished by the Company to its stockholders in connection with the Offer, and any other factors that the stockholder deems relevant to its investment.
The Offer is being made to all Company stockholders and is not conditioned on any minimum amount of Shares being tendered. There is no financing condition to the Offer.
None of the Offeror Group, the Company, the Company Board, CGCIM or State Street Bank and Trust Company, the Company’s transfer agent (the “Transfer Agent”), which is acting as paying agent in connection with the Offer, is making any recommendation to you as to whether to tender or refrain from tendering your Shares pursuant to the Offer. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. See sections of the Offer to Purchase entitled “Summary Term Sheet” and “Introduction,” and Section 11— “Purpose of the Offer and Plans for the Company; Agreements.” You should discuss whether to tender your Shares with your own broker or other financial advisor, if any.
Neither the SEC nor any state securities commission has approved or disapproved this transaction, or passed upon the merits or fairness of the transaction or the accuracy or adequacy of the information contained in the Offer. Any representation to the contrary is a criminal offense.
A summary of the principal terms of the Offer appears on pages (ii) through (v). You should read this entire document carefully before deciding whether to tender your Shares.
IMPORTANT
If you desire to tender all or any portion of your Shares to the Purchaser in the Offer, you should either (i) properly complete and sign the Letter of Transmittal, which is enclosed with this Offer to Purchase, and mail or fax it and any other required documents, in accordance with the instructions included in the Letter of Transmittal, to the Transfer Agent prior to 11:59 P.M., New York City time, on the Expiration Date or (ii) request that your broker, dealer, commercial bank, trust company or other nominee effect the tender for you. If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Shares. If you choose to fax the Letter of Transmittal, please mail the original or an originally signed photocopy promptly after you fax it. If you decide to tender, it is your responsibility to, and the Purchaser strongly recommends that you do, confirm receipt of your Letter of Transmittal with the Transfer Agent by calling (888) 207-9542, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time). All stockholders tendering Shares should carefully review their Letter of Transmittal and follow the delivery instructions therein.
The method of delivery of the Letter of Transmittal and all other required documents is at the election and sole risk of the tendering stockholder.
Questions and requests for assistance regarding the Offer may be directed to the Purchaser by email at direct.lending@carlyle.com.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdictions. The Offeror Group is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Purchaser reserves the right to exclude stockholders from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Purchaser believes such exclusion is permissible under applicable laws and regulations, provided the Purchaser makes a good faith effort to comply with any state law deemed applicable to the Offer.
The Purchaser filed a Tender Offer Statement on Schedule TO with the SEC on April 5, 2022 (including exhibits, the “Schedule TO”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), furnishing certain additional information with respect to the Offer and may file amendments thereto. In addition, the Company has concurrently filed the Schedule 14D-9 in accordance with the Exchange Act setting forth its position with respect to the Offer and furnishing certain additional related information. The Schedule TO and the Schedule 14D-9, and any amendments thereto, including exhibits, may be examined and copies may be obtained from the SEC in the manner set forth in Section 8 — “Certain Information Concerning the Company — Available Information.” You should carefully read the information set forth in the Company’s Schedule 14D-9 before you tender your Shares in the Offer.
No person has been authorized to give any information or make any representation on behalf of the Offeror Group not contained in this Offer to Purchase or the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer, commercial bank, trust company or other nominee shall be deemed to be the agent of any member of the Offeror Group, the Company or the Transfer Agent or any of their affiliates for the purpose of the Offer. You should rely only on the information contained in this Offer to Purchase and the other related documents delivered to you or to which the Purchaser has referred you. If anyone makes any recommendation or gives any information or representation regarding the Offer, you must not, except as may be expressly provided herein, rely upon that recommendation, information or representation as having been authorized by the Offeror Group, the Company, the Company Board, CGCIM or the Transfer Agent.
Neither delivery of this Offer to Purchase nor any purchase pursuant to the Offer will, under any circumstances, create any implication that there has been no change in the affairs of the Purchaser, any other member of the Offeror Group, the Company or any of their respective subsidiaries since the date as of which information is furnished or the date of this Offer to Purchase.

i

SUMMARY TERM SHEET
The information contained in this summary term sheet is a summary only and is not meant to be a substitute for the more detailed description and information contained in this Offer to Purchase, the Letter of Transmittal (as defined below) and other related materials. You are urged to read carefully this Offer to Purchase, the Letter of Transmittal and other related materials in their entirety. References to “we,” “us,” or “our,” unless the context otherwise requires, are references to the Purchaser (as defined below). The Purchaser has included cross-references in this summary term sheet to other sections of this Offer to Purchase where you will find more complete descriptions of the topics mentioned below. The information concerning the Company (as defined below) contained herein and elsewhere in this Offer to Purchase has been provided to the Purchaser by the Company or has been taken from or is based upon publicly available documents or records of the Company on file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or other public sources at the time of the Offer. The Purchaser has not independently verified the accuracy and completeness of such information.
Principal Terms
•
CDL Tender Fund 2022-1, L.P., a Delaware limited partnership (the “Purchaser”), is offering to purchase up to $100,000,000 in aggregate amount of shares of common stock, par value $0.01 per share (the “Shares”), of Carlyle Credit Solutions, Inc. (f/k/a TCG BDC II, Inc.), a Maryland corporation (the “Company”), at a purchase price equal to $20.13 per Share (the “Offer Price”), which represents the net asset value per Share as determined by the Company on March 29, 2022, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal and Transfer Form (the “Letter of Transmittal”), which, together with any amendments or supplements thereto, collectively constitute the “Offer”. The Offer is being made in accordance with the terms of the Purchaser’s Amended and Restated Limited Partnership Agreement, dated as of April 4, 2022 (the “Limited Partnership Agreement”), by and among, CDL Tender Fund 2022-1 GP, L.L.C. (the “General Partner”), the Purchaser’s general partner, Carlyle SLP LTD. (solely to reflect its withdrawal as initial limited partner of the Purchaser), Carlyle Global Credit Investment Management L.L.C. (“CGCIM”), a Delaware limited liability company and a limited partner of the Purchaser, which also serves as investment adviser to the Company and to the Purchaser, Cliffwater Corporate Lending Fund (“CCLF”), a Delaware statutory trust and a limited partner of the Purchaser, and AlpInvest Indigo I CI-A, L.P. (“AlpInvest LP” and, together with CGCIM and CCLF, the “Limited Partners”), a Delaware limited partnership and a limited partner of the Purchaser.

The General Partner is being named as a bidder herein because it is deemed to control the Purchaser, but otherwise is not participating in the Offer. CG Subsidiary Holdings L.L.C. (the “CG Subsidiary Holdings”), the General Partner’s sole member, is being named as a bidder herein because it is deemed to control the General Partner and the Purchaser, but otherwise is not participating in the Offer. Cliffwater LLC (“Cliffwater”), which serves as the investment adviser to CCLF, is being named as a bidder herein because it is deemed to control CCLF, but otherwise is not participating in the Offer. AlpInvest Indigo SCF I CI GP, L.P., which serves as the general partner to AlpInvest LP, is being named as a bidder herein because it is deemed to control AlpInvest LP, but otherwise is not participating in the Offer. The Purchaser, the General Partner, CG Subsidiary Holdings, CGCIM, CCLF, Cliffwater, AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P. are collectively referred to herein as the “Offeror Group.”
•
The initial offering period for the Offer will end at 11:59 P.M., New York City time, on May 3, 2022 (such time and date at which the Offer will expire, the “Expiration Date”) unless the Purchaser has extended the initial offering period of the Offer, in which event the term “Expiration Date” means the latest time and date at which the offering period of the Offer, as so extended by the Purchaser, will expire.

•
If more than $100,000,000 in aggregate amount of Shares are duly tendered to the Purchaser, in accordance with the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal, before the expiration of the Offer and not withdrawn, pursuant to Section 4 — “Withdrawal Rights”, the Purchaser will accept Shares tendered on or before the Expiration Date for payment on a pro rata basis based on the number of tendered Shares; provided that the Purchaser reserves the right in its sole discretion to purchase additional outstanding Shares representing up to 2.0% of the Company’s outstanding Shares without amending or extending the Offer as permitted by Rule 13e-4(f)(1) and Rule 14e-1(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The unaccepted portion of any tender of Shares made by a stockholder pursuant to this Offer shall not be automatically carried forward or given priority in connection with any future tender offer made by the Purchaser or the Company.
•
If you tender all of your Shares in the Offer, and the Offer is not oversubscribed, you will be deemed under the terms of the Letter of Transmittal to have elected to terminate and cancel, with the Company’s acknowledgement, any unused capital commitments for Shares (“Unused Capital Commitments”) remaining under the terms of your subscription agreement with the Company (and you shall be released from such Unused Capital Commitments and no longer be a stockholder in the Company if all your tendered Shares are accepted) unless you affirmatively opt out of such termination/cancellation pursuant to the instructions included in the Letter of Transmittal. If you do not tender all of your Shares in the Offer or if you tender all of your Shares in the Offer but the Offer is oversubscribed, your Unused Capital Commitments will not be canceled.

•
The Company intends to continue to call capital from stockholders, subject to market and other conditions, under its current subscription agreements until the date of the first closing in connection with the New Continuous Offering (as defined below in Section 1 — “Terms of the Offer”). Following the first closing, the Company intends to cease drawing on all stockholders’ Unused Capital Commitments then remaining under the terms of their respective subscription agreements. Whether or not you sell Shares in the Offer, if you would like to continue to acquire additional Shares through the Company’s private offering either as part of, or after the date of, the first closing of the New Continuous Offering, you will be required to execute and deliver a new subscription agreement to the Company for the desired capital commitment in connection with the New Continuous Offering. This Offer does not constitute an offer by the Company to sell or the solicitation by the Company of an offer to buy Shares in the New Continuous Offering. Any such offer will be made by the Company only to qualified investors in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”).

•
In accordance with the terms and conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for payment and pay for all Shares validly tendered in accordance with the procedures set forth in Section 3 — “Procedures for Tendering Shares” and not properly withdrawn prior to the Expiration Date in accordance with the procedures set forth in Section 4 — “Withdrawal Rights.”

•	The Offer is not conditioned upon any financing arrangements. The Purchaser intends to finance the acquisition of Shares in the Offer with cash on hand. See Section 12 — “Source and Amount of Funds.”
•
The purpose of the Offer is for the Purchaser, and, indirectly, the Limited Partners, to make a significant investment in the Company. In addition, the Offer is being made in furtherance of the Company’s plan to provide a source of liquidity to the Company’s stockholders through a one-time tender offer for Shares funded either by the Company, one of the Company’s affiliates, or a third party with the Company’s support, as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 23, 2021 (the “Special Meeting Proxy Statement”). Regardless of the outcome of the Offer, the Limited Partners may, at the discretion of one or more Limited Partners, acquire additional Shares after the Expiration Date by making additional capital contributions to the Purchaser (subject to acceptance by the General Partner), which the Purchaser will use to acquire additional Shares in respect of the relevant Limited Partner(s), or by subscribing directly for Shares in connection with the Company’s continuous private offering of Shares. In addition, Cliffwater and CCLF have entered into a Voting Agreement with the Company (the “Cliffwater Voting Agreement”), pursuant to which, in the event that, and for so long as, CCLF, together with Cliffwater (collectively with CCLF, the “Covered Cliffwater Entities”), beneficially own more than 4.99% of the outstanding Shares, Cliffwater and CCLF have irrevocably agreed to not vote or cause to be voted, and to forego and waive any “voting rights” that any Covered Cliffwater Entity has in respect of, such number of Shares held by the Covered Cliffwater Entities that exceeds 4.99% of the then-outstanding Shares.

See Sections 10 and 11 — “Background of the Offer; Past Contacts, Transactions, Negotiations and Agreements” and “Purpose of the Offer and Plans for the Company; Agreements.” As of the date of this Offer to Purchase, neither the Purchaser nor any Limited Partner owns Shares, except for 870,004.325 Shares owned by CGCIM as of April 5, 2022, which constitutes 1.53% of the outstanding Shares as of April 5, 2022.
•
The Limited Partnership Agreement does not provide for, and it is not expected that there will be, a “subsequent offering period.” A “subsequent offering period” is different from an extension of the Offer.

The Company Board Position
•
The Company’s board of directors (the “Company Board”) is supportive of the commencement of the Offer, but in consideration of its duties to all Company stockholders, the Company Board has determined to take no position and make no recommendation, and to express no opinion and to remain neutral, with respect to the Offer. The Company Board has determined that the decision of stockholders regarding whether or not to tender their Shares in the Offer is a personal investment decision based upon each individual stockholder’s particular circumstances. The Company Board urges each stockholder to make its own decision regarding the Offer based on all of the available information, including the adequacy of the Offer Price in light of the stockholder’s own investment objectives, the stockholder’s views as to the Company’s prospects and outlook, the factors considered by the Company Board, as described in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (together with any exhibits and annexes attached thereto, the “Schedule 14D-9”) filed with the SEC and which will be furnished by the Company to its stockholders in connection with the Offer, and any other factors that the stockholder deems relevant to its investment.

Conditions
•	The Offer is being made to all Company stockholders and is not conditioned on any minimum amount of Shares being tendered. There is no financing condition to the Offer.
Procedures for Tendering Shares
•
If you wish to tender all or any portion of your Shares to the Purchaser in the Offer, you should either (i) properly complete and sign the Letter of Transmittal, which is enclosed with this Offer to Purchase, and mail or fax it and any other required documents, in accordance with the instructions included in the Letter of Transmittal, to State Street Bank and Trust Company, the Company’s transfer agent (the “Transfer Agent”), which is acting as paying agent in connection with the Offer, prior to 11:59 P.M., New York City time, on the Expiration Date or (ii) request that your broker, dealer, commercial bank, trust company or other nominee effect the tender for you. If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Shares. You will not be obligated to pay brokerage fees or commissions or, subject to the instructions included in the Letter of Transmittal, transfer taxes on the purchase of your Shares by the Purchaser.

If you choose to fax the Letter of Transmittal, please mail the original or an originally signed photocopy promptly after you fax it. If you decide to tender, it is your responsibility to, and the Purchaser strongly recommends that you do, confirm receipt of your Letter of Transmittal with the Transfer Agent by calling (888) 207-9542, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time). All stockholders tendering Shares should carefully review their Letter of Transmittal and follow the delivery instructions therein. See Section 3 — “Procedures for Tendering Shares.”
•
In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Transfer Agent, as specified in the Letter of Transmittal, of a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal), and any other documents required by the Letter of Transmittal.

Withdrawal Rights
•
You have the right to, and can, withdraw any Shares that you have previously tendered at any time before the Expiration Date or, if the Purchaser has not accepted such tendered Shares, after May 31, 2022, which is the 40th business day from the date of the commencement of the Offer. See Section 1 — “Terms of the Offer” and Section 4 — “Withdrawal Rights.”

•
To withdraw Shares that you previously tendered, you must deliver a properly completed and duly executed Notice of Withdrawal (“Notice of Withdrawal”), a copy of which is enclosed with the Offer to Purchase and is attached as Exhibit (a)(1)(C) to the Tender Offer Statement on Schedule TO that the Purchaser filed with the SEC on April 5, 2022 (the “Schedule TO”), to be received by the Transfer Agent as specified in the instructions to the Notice of Withdrawal. Any Notice of Withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the amount of Shares to be withdrawn and the name of the record holder of the Shares to be withdrawn, if different from that of the person who tendered such Shares. If you tendered your Shares through your broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares. See Section 4 — “Withdrawal Rights.”

•	Once we accept your tendered Shares upon expiration of the Offer, you will no longer be able to withdraw them. See Sections 1 and 4 — “Terms of the Offer” and “Withdrawal Rights.”
Extension of the Offer
•
The Purchaser will extend the Offer for the minimum period required by applicable law, including any rule, regulation, interpretation or position of the SEC or its staff or as may be necessary to resolve any comments of the SEC or its staff, in each case, as applicable to the Offer, the Schedule 14D-9 or the forms of the letter of transmittal and summary advertisement, if any, and other required or customary ancillary documents and exhibits, in each case, in respect of the Offer (the “Offer Documents”). If we extend the Offer, we will inform the Transfer Agent of that fact and will make a public announcement of the extension no later than 9:00 A.M., New York City time, on the business day after the day on which the Offer was scheduled to expire.

•
During any extension of the initial offering period, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to any withdrawal rights. See Section 4 — “Withdrawal Rights.”

Recent Company NAV
•	On March 29, 2022, the Company determined that its net asset value per Share was $20.13, which represents the Offer Price.
•	The Company’s net asset value per Share as of December 31, 2021 was $20.46.
•	The Shares are not traded in any market or on any national securities exchange.
U.S. Federal Income Tax Treatment
•
If you are a “United States Holder” (as defined in Section 5 — “Material United States Federal Income Tax Consequences of the Offer”), your receipt of cash for Shares in the Offer will be a taxable transaction for U.S. federal income tax purposes. You will generally recognize gain or loss in an amount equal to the difference between (a) the cash you receive in the Offer and (b) your tax basis in the Shares you sell in the Offer. That gain or loss will be capital gain or loss if the Shares are capital assets in your hands, and will be long-term capital gain or loss if the Shares have been held for more than one year at the time of the exchange of your Shares for cash. You are urged to consult your own tax advisor as to the particular tax consequences of the Offer to you, including the tax consequences under state, local, foreign and other tax laws. See Section 5 — “Material United States Federal Income Tax Consequences of the Offer.”

Further Information
•	For further information, you can call the Transfer Agent toll-free at (888) 207-9542 or email the Purchaser at direct.lending@carlyle.com.
v

To All Holders of Shares of Common Stock of Carlyle Credit Solutions, Inc.:
INTRODUCTION
The Purchaser hereby offers to purchase up to $100,000,000 in aggregate amount of Shares at a purchase price equal to $20.13 per Share, which represents the net asset value per Share as determined by the Company on March 29, 2022, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal. The Offer is being made in accordance with the terms of the Limited Partnership Agreement.
If you desire to tender all or any portion of your Shares to the Purchaser in the Offer, you should either (i) properly complete and sign the Letter of Transmittal, which is enclosed with this Offer to Purchase, and mail or fax it and any other required documents, in accordance with the instructions included in the Letter of Transmittal, to the Transfer Agent prior to 11:59 P.M., New York City time, on the Expiration Date or (ii) request that your broker, dealer, commercial bank, trust company or other nominee effect the tender for you. If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Shares.
If your Shares are registered in your name and you tender directly to the Transfer Agent as specified in the Letter of Transmittal, you will not be obligated to pay brokerage fees or commissions or, subject to the instructions included in the Letter of Transmittal, transfer taxes on the purchase of your Shares by the Purchaser. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee you should check with your broker, dealer, commercial bank, trust company or other nominee as to whether they charge any service fees or commissions. However, if you do not complete and sign the Form W-9 that is included in the Letter of Transmittal, or a Form W-8BEN, W-8BEN-E or other Form W-8, as applicable, and you have not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form, you may be subject to a required federal income tax backup withholding of 24% of the gross proceeds payable to you. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability. See Section 5 — “Material United States Federal Income Tax Consequences of the Offer.” The General Partner or one of its affiliates will pay all charges and expenses of the Transfer Agent in connection with the Offer. We recommend that stockholders consult their tax advisors regarding the tax consequences of the sale of Shares in connection with the Offer.
The Offer is being made to all Company stockholders and is not conditioned on any minimum amount of Shares being tendered. There is no financing condition to the Offer.
The Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on May 3, 2022, unless the Offer is extended. See Section 1 — “Terms of the Offer,” Section 13 — “Conditions of the Offer” and Section 14 — “Certain Legal Matters; Regulatory Approvals.”
The Company Board is supportive of the commencement of the Offer, but in consideration of its duties to all Company stockholders, the Company Board has determined to take no position and make no recommendation, and to express no opinion and to remain neutral, with respect to the Offer. The Company Board has determined that the decision of stockholders regarding whether or not to tender their Shares in the Offer is a personal investment decision based upon each individual stockholder’s particular circumstances. The Company Board urges each stockholder to make its own decision regarding the Offer based on all of the available information, including the adequacy of the Offer Price in light of the stockholder’s own investment objectives, the stockholder’s views as to the Company’s prospects and outlook, the factors considered by the Company Board, as described in the Company’s Schedule 14D-9, and any other factors that the stockholder deems relevant to its investment.
For factors considered by the Company Board, see the Company’s Schedule 14D-9 filed with the SEC and which will be furnished by the Company to its stockholders in connection with the Offer. Stockholders should carefully read the information set forth in the Schedule 14D-9, including the information set forth under the sub-heading “Item 4. The Solicitation or Recommendation – Reasons for the Company Board Position.”
This Offer to Purchase, the related Letter of Transmittal, the Schedule 14D-9 and any other Offer Documents contain important information and each such document should be read carefully and in their entirety before you make any decision with respect to the Offer.

THE TENDER OFFER
1.	Terms of the Offer
We will accept for payment and pay for all Shares validly tendered in accordance with the procedures set forth in Section 3 — “Procedures for Tendering Shares” and not properly withdrawn prior to the Expiration Date in accordance with the procedures set forth in Section 4 — “Withdrawal Rights,” up to a maximum amount of $100,000,000 in aggregate amount of Shares at a purchase price equal to $20.13 per Share, which represents the net asset value per Share as determined by the Company on March 29, 2022. The term “Expiration Date” means 11:59 P.M., New York City time, on May 3, 2022 (such time and date at which the Offer will expire, the “Expiration Date”) unless the Purchaser has extended the initial offering period of the Offer, in which event the term “Expiration Date” means the latest time and date at which the offering period of the Offer, as so extended by the Purchaser, will expire.
Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will be required to accept for payment and pay for any Shares validly tendered and not properly withdrawn. The Purchaser will extend the Offer for the minimum period required by applicable law, including any rule, regulation, interpretation or position of the SEC or its staff or as may be necessary to resolve any comments of the SEC or its staff, in each case, as applicable to the Offer or any of the Offer Documents. Any extension or amendment of the Offer, delay in acceptance for payment or payment, or termination of the Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued not later than 9:00 A.M., New York City time, on the business day after the day on which the Offer was scheduled to expire, in accordance with the public announcement requirements of the applicable Exchange Act rules. During any extension of the initial offering period, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to any withdrawal rights. See Section 4 — “Withdrawal Rights.”
Without limiting our obligation under such rules or the manner in which we may choose to make any public announcement, we currently intend to make announcements by delivering a letter or other communication to the Company’s stockholders and by making any appropriate filing with the SEC.
If more than $100,000,000 in aggregate amount of Shares are duly tendered to the Purchaser, in accordance with the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal, before the expiration of the Offer and not withdrawn, pursuant to Section 4 — “Withdrawal Rights” below, the Purchaser will accept Shares tendered on or before the Expiration Date for payment on a pro rata basis based on the number of tendered Shares; provided that the Purchaser reserves the right in its sole discretion to purchase additional outstanding Shares representing up to 2.0% of the Company’s outstanding Shares without amending or extending the Offer as permitted by Rule 13e-4(f)(1) and Rule 14e-1(b) under the Exchange Act. The unaccepted portion of any tender of Shares made by a stockholder pursuant to this Offer shall not be automatically carried forward or given priority in connection with any future tender offer made by the Purchaser or the Company.
If you tender all of your Shares in the Offer, and the Offer is not oversubscribed, you will be deemed under the terms of the Letter of Transmittal to have elected to terminate and cancel, with the Company’s acknowledgement, any Unused Capital Commitments remaining under the terms of your subscription agreement with the Company (and you shall be released from such Unused Capital Commitments and no longer be a stockholder in the Company if all your tendered Shares are accepted) unless you affirmatively opt out of such termination/cancellation pursuant to the instructions included in the Letter of Transmittal. If you do not tender all of your Shares in the Offer or if you tender all of your Shares in the Offer but the Offer is oversubscribed, your Unused Capital Commitments will not be canceled.
If you sell all of your Shares in the Offer, you will cease to have any equity interest in the Company or any right to participate in its earnings and future growth, except to the extent you continue to have capital commitments to the Company that are drawn by the Company subsequent to the completion of the Offer. If you do not sell all of your Shares, you will continue to have an equity interest in the Company, as well as any existing capital commitment to the Company.
As disclosed in the Special Meeting Proxy Statement, the Company intends to commence a new continuous private offering of Shares (the “New Continuous Offering”) and accept new subscriptions from existing stockholders and new investors in reliance on Regulation D or another exemption from the registration requirements of the Securities Act, with the first closing expected to occur in the second calendar quarter of 2022. The Company expects to hold additional closings of the New Continuous Offering thereafter not more frequently than once per calendar month, subject to change at the discretion of the Company based on market and other conditions.
The Company intends to continue to call capital from stockholders, subject to market and other conditions, under its current subscription agreements until the date of the first closing in connection with the New Continuous Offering. Following the first closing, the Company intends to cease drawing on all stockholders’ Unused Capital Commitments then remaining under the terms of their respective subscription agreements. Whether or not you sell Shares in the Offer, if you would like to continue to acquire additional Shares through the Company’s private offering either as part of, or after the date of, the first closing of the New Continuous Offering, you will be required to execute and deliver a new subscription agreement to the Company for the desired capital commitment in connection with the New Continuous Offering. This Offer does not constitute an offer by the Company to sell or the solicitation by the Company of an offer to buy Shares in the New Continuous Offering. Any such offer will be made by the Company only to qualified investors in accordance with the requirements of the Securities Act.
If we make a material change in the terms of the Offer or the information concerning the Offer, we will disseminate additional tender offer materials and extend the Offer if and to the extent required by applicable rules under the Exchange Act. The minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or the information concerning the tender offer, other than a change in price or a change in the amount of securities sought, will depend upon the facts and circumstances, including the relative materiality of such changes. We understand that it is the SEC’s view that a tender offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to stockholders, and with respect to a change in price or a change in amount or securities sought (other than an increase of not more than 2.0% of the Company’s outstanding Shares), a minimum of ten business days is generally required to allow for adequate dissemination to stockholders and investor response.
If, on or before the Expiration Date, we increase the consideration per Share being paid for Shares accepted for purchase in the Offer, such increased consideration will be paid to all stockholders whose Shares are purchased in the Offer, whether or not such Shares were tendered before the announcement of the increase in consideration.
The Limited Partnership Agreement does not contemplate a subsequent offering period for the Offer. See Section 11 — “Purpose of the Offer and Plans for the Company; Agreements — The Limited Partnership Agreement.”
The Company will provide the Purchaser with its list of stockholders and security position listings for the purpose of disseminating this Offer to Purchase, the related Letter of Transmittal and other necessary Offer Documents to holders of Shares. This Offer to Purchase, the related Letter of Transmittal and other related materials will be disseminated to record holders of Shares whose names appear on the Company’s stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of Shares.
For purposes of this Offer to Purchase, “business day” means any day other than a Saturday, Sunday or a federal holiday determined under Rules 13e-4(a)(3) and 14d-1(g)(3) promulgated under the Exchange Act, and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.
2.	Acceptance for Payment and Payment for Shares
We will accept for payment and pay for, promptly after the Expiration Date (in any event, no more than three business days after the consummation of the Offer), all shares validly tendered and not validly withdrawn prior to the Expiration Date. However, if more than $100,000,000 in aggregate amount of Shares are duly tendered to the Purchaser, in accordance with the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal, before the expiration of the Offer and not withdrawn, pursuant to Section 4 — “Withdrawal Rights” below, the Purchaser will accept Shares tendered on or before the Expiration Date for payment on a pro rata basis based on the number of tendered Shares; provided that the Purchaser reserves the right in its sole discretion to purchase additional outstanding Shares representing up to 2.0% of the Company’s outstanding Shares without amending or extending the Offer as permitted by Rule 13e-4(f)(1) and Rule 14e-1(b) under the Exchange Act.

Subject to compliance with Rule 14e-1(c) under the Exchange Act, we expressly reserve the right to delay payment for Shares in order to comply in whole or in part with any applicable law. See Section 14 — “Certain Legal Matters; Regulatory Approvals.”
In all cases, payment for any Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Transfer Agent, as specified in the instructions included in the stockholder’s Letter of Transmittal, of (a) the Letter of Transmittal, properly completed and duly executed, and (b) any other documents required by the Letter of Transmittal. See Section 3 — “Procedures for Tendering Shares.”
For purposes of the Offer, we will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not validly withdrawn prior to the Expiration Date as, if and when we give oral or written notice to the Transfer Agent of our acceptance for purchase of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the Offer Price for such Shares with the Transfer Agent, which will act as paying agent for the tendering stockholders for purposes of receiving payments from us and transmitting such payments to the tendering stockholders. If we extend the Offer, are delayed in our acceptance for payment of or payment (whether before or after our acceptance for payment for Shares) for Shares or are unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer and the Limited Partnership Agreement, the Transfer Agent may retain tendered Shares on our behalf, and such Shares may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as described herein under Section 4 — “Withdrawal Rights” and as otherwise required by Rule 14e-1(c) under the Exchange Act, which requires us to promptly pay the consideration offered or return the Shares deposited by or on behalf of stockholders promptly after the termination or withdrawal of the Offer. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.
If any tendered Shares are not accepted for purchase for any reason pursuant to the terms and conditions of the Offer, such Shares will be returned or credited to the appropriate account, as applicable. Such unpurchased Shares will be returned or credited without expense to the tendering stockholder promptly following expiration or termination of the Offer.
3.	Procedures for Tendering Shares
Proper Tenders of Shares. You may tender your Shares in the Offer by delivering (by fax or mail) a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal), together with any other required documents, in accordance with the instructions included in the Letter of Transmittal. The completed and executed Letter of Transmittal must be received by the Transfer Agent, as specified in such Letter of Transmittal, prior to 11:59 P.M., New York City time, on the Expiration Date. All stockholders tendering Shares should carefully review their Letter of Transmittal and follow the delivery instructions therein.
Method of Delivery. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Transfer Agent of a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal), and any other documents required by the Letter of Transmittal
If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. If you choose delivery by fax, please mail the original or an originally signed photocopy promptly after you fax it. The method of delivery of any documents is at the election and complete risk of the stockholder tendering Shares, including, but not limited to, the failure to receive any Letter of Transmittal or other document submitted by facsimile transmission
In all cases, sufficient time should be allowed to ensure timely delivery. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Purchaser, in its sole discretion, and its determination shall be final and binding.
If you decide to tender, it is your responsibility to, and the Purchaser strongly recommends that you do, confirm receipt of your Letter of Transmittal with the Transfer Agent by calling (888) 207-9542, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).
The Purchaser reserves the absolute right to reject any or all tenders (i) determined by it not to be in appropriate form or (ii) for which the acceptance of, or payment for, would, in the opinion of counsel for the Purchaser, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular stockholder (including, without limitation, the conditions relating to the dates on which Shares must be tendered or withdrawn), and the Purchaser’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchaser shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Purchaser or other members of the Offeror Group, the Company, the Company Board, CGCIM, or any of their agents is obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.
IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR SHARES, YOU MUST DELIVER THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS IN ACCORDANCE WITH THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL. ANY DOCUMENTS DELIVERED TO US OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE TRANSFER AGENT AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.
Return of Unpurchased Shares. If any tendered Shares are not purchased or are properly withdrawn prior to the Expiration Date, such Shares will be returned to the tendering stockholder promptly after the expiration or termination of the Offer or the proper withdrawal of the Shares, without expense to the stockholder.
U.S. Federal Backup Withholding Tax. Under the U.S. federal backup withholding tax rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering stockholder or other payee who is a United States Holder (as defined in Section 5 — “Material United States Federal Income Tax Consequences of the Offer”) pursuant to the Offer must be withheld and remitted to the IRS, unless the tendering stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Purchaser (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Therefore, each tendering stockholder that is a United States Holder and who has not previously submitted to the Transfer Agent a correct, completed and signed IRS Form W-9 should complete and sign the IRS Form W-9 that is included in the Letter of Transmittal to provide the information and certification necessary to avoid U.S. federal backup withholding tax, unless the stockholder or other payee otherwise establishes to the satisfaction of the Purchaser that the stockholder or other payee is not subject to backup withholding tax. If a United States Holder does not provide the Purchaser with the correct taxpayer identification number, the United States Holder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.
Certain “exempt recipients” (including, among others, “C corporations” and certain Non-United States Holders (as defined in Section 5 — “Material United States Federal Income Tax Consequences of the Offer”)), are not subject to U.S. federal backup withholding tax. In order for a Non-U.S. Holder to qualify as an exempt recipient, that stockholder, if they have not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form, must submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)) signed under penalties of perjury, attesting to that stockholder’s exempt status.
Information reporting to the IRS may also apply to proceeds from the Offer.
Stockholders are urged to consult with their tax advisors regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding tax and the procedure for obtaining any applicable exemption.
For a more complete discussion of the U.S. federal income tax consequences to tendering stockholders, see Section 5 — “Material United States Federal Income Tax Consequences of the Offer”.
4.	Withdrawal Rights
Shares validly tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date, and, unless theretofore accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after May 31, 2022, which is the 40th business day from the date of the commencement of the Offer.
For a withdrawal of Shares to be effective, a properly completed and duly executed Notice of Withdrawal (a copy of which is enclosed with the Offer to Purchase) must be timely received by the Transfer Agent as specified in the instructions to the Notice of Withdrawal. Any Notice of Withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the amount of Shares to be withdrawn and the name of the record holder of the Shares to be withdrawn, if different from that of the person who tendered such Shares. If you tendered your Shares through your broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares.
No withdrawal of Shares shall be deemed to have been properly made until all defects and irregularities have been cured or waived. Withdrawals of tenders of Shares may not be rescinded, and any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered by following one of the procedures for tendering Shares described in Section 3 — “Procedures for Tendering Shares” at any time prior to the Expiration Date.
We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any Notice of Withdrawal and our determination shall be final and binding on all parties, subject to the right of any such party to dispute such determination in a court of competent jurisdiction. None of the Purchaser or other members of the Offeror Group, the Transfer Agent, the Company, the Company Board, CGCIM or any of their respective affiliates or assigns or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.
Once the Purchaser accepts your tendered Shares upon expiration of the Offer, you will no longer be able to withdraw them.
5.	Material United States Federal Income Tax Consequences of the Offer
The following is a summary of the material U.S. federal income tax consequences of the Offer to holders whose Shares are purchased pursuant to the Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable treasury regulations and administrative and judicial interpretations thereunder, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. This summary is not a comprehensive description of all U.S. federal income tax considerations that may be relevant to the Offer. The U.S. federal income tax consequences set forth below are based on current law. Because individual circumstances may differ, each holder should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Offer to such holder, including the application and effect of U.S. federal estate and gift, state, local and other tax laws.
The discussion applies only to holders that hold their Shares as capital assets, and may not apply to Shares received pursuant to the exercise of stock options, vesting of other equity awards or otherwise as compensation, Shares held as part of a “straddle,” “hedge,” “conversion transaction,” constructive sale or other integrated transaction, holders that purchase or sell Shares as part of a wash sale for tax purposes, holders in special tax situations (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt organizations, U.S. expatriates, “controlled foreign corporations” or “passive foreign investment companies”), or United States Holders (as defined below) whose functional currency is not the U.S. dollar. This discussion does not address any aspect of the alternative minimum tax, the Medicare tax on net investment income, the U.S. federal gift or estate tax, or state, local or foreign taxation.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the tax activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships that hold Shares and partners in such partnerships should consult their tax advisors with regard to the U.S. federal income tax consequences of tendering or exchanging Shares pursuant to the Offer.
United States Holders
For purposes of this discussion, the term “United States Holder” means a beneficial owner of Shares that is, for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•	a corporation (or any other entity treated as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

The receipt of cash for Shares pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. In general, a United States Holder will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received by such United States Holder in the Offer and (ii) his or her tax basis in such Shares sold pursuant to the Offer. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) sold pursuant to the Offer. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, on the date of sale, such Shares have been held for more than one year. Long-term capital gains recognized by an individual generally will be taxed at preferential rates. Capital losses may be subject to limits on deductibility.
Non-United States Holders
For purposes of this discussion, the term “Non-United States Holder” means a beneficial owner of Shares that is neither a United States Holder nor a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes). In general, a Non-United States Holder will not be subject to U.S. federal income tax on gain recognized on Shares sold pursuant to the Offer unless:
•
the gain is effectively connected with the Non-United States Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-United States Holder’s permanent establishment in the United States), in which event (i) the Non-United States Holder will be subject to U.S. federal income tax in the same manner as if it were a United States Holder (but such Non-United States Holder should provide an IRS Form W-8ECI instead of an IRS Form W-9), and (ii) if the Non-United States Holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty);

•	the Non-United States Holder is an individual present in the United States for 183 or more days during the taxable year of the sale and certain other conditions exist; or
•
The Company is or has been a United States real property holding corporation for U.S. federal income tax purposes (which the Company believes it is not and has not been) and the Non-United States Holder held Shares, directly or indirectly, at any time during the shorter of (i) the five-year period ending on the date of sale and (ii) the period during which the Non-United States Holder held such Shares, and such Non-United States Holder is not eligible for any treaty exemption.

Information Reporting and Backup Withholding
Payments made to a non-corporate United States Holder in connection with the Offer generally will be subject to information reporting and may be subject to “backup withholding.” Backup withholding generally applies if a United States Holder (i) fails to provide an accurate taxpayer identification number or (ii) in certain circumstances, fails to comply with applicable certification requirements. A Non-United States Holder generally will be exempt from information reporting and backup withholding if it certifies on an IRS Form W-8BEN or W-8BEN-E that it is not a U.S. person, or otherwise establishes an exemption in a manner satisfactory to the Transfer Agent.
Backup withholding is not an additional tax and may be refunded by the Internal Revenue Service to the extent it results in an overpayment of tax. Certain persons generally are entitled to exemption from information reporting and backup withholding, including corporations. Certain penalties apply for failure to provide correct information and for failure to include reportable payments in income. Each holder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Tendering stockholders who have not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form may be able to prevent backup withholding by completing, in the case of United States Holders, the IRS Form W-9 that is included in the Letter of Transmittal or, in the case of Non-United States Holders, an IRS Form W-8BEN, W-8BEN-E or other applicable IRS Form W-8.

6.	Net Asset Value of Shares; Dividends
The Shares are not traded on any established trading market and, as such, have no market trading price. According to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), the Company’s net asset value per Share as of December 31, 2021 was $20.46. The Offer Price of $20.13, represents the Company’s determination of net asset value per Share on March 29, 2022.
According to the Form 10-K, to the extent that the Company has taxable income available, the Company intends to make quarterly distributions to its common stockholders. Dividends and distributions to common stockholders are recorded on the record date. The amount to be distributed is determined by the Company Board each quarter and is generally based upon the taxable earnings estimated by management and available cash. Net realized capital gains, if any, are generally distributed at least annually, although the Company may decide to retain such capital gains for investment.
Dividends and distributions, if any, are paid by the Company in cash to common stockholders.
The following table summarizes the Company’s dividends declared during the two most recent fiscal years and the current fiscal year-to-date:
Date Declared	Record Date	Payment Date	Per Share Amount
March 4, 2020	March 4, 2020	April 17, 2020	$0.53
June 30, 2020	June 30, 2020	July 17, 2020	$0.45
September 28, 2020	September 28, 2020	October 16, 2020	$0.46
December 14, 2020	December 14, 2020	January 15, 2021	$0.50
March 30, 2021	March 30, 2021	April 16, 2021	$0.48
June 29, 2021	June 29, 2021	July 16, 2021	$0.48
September 29, 2021	September 29, 2021	October 15, 2021	$0.49
December 30, 2021	December 30, 2021	January 18, 2022	$0.48
March 25, 2022	March 25, 2022	April 18, 2022	$0.50
March 25, 2022	March 25, 2022	April 18, 2022	$0.103745
On March 25, 2022, the Company Board declared (i) a dividend of $0.50 per Share and (ii) a dividend of $0.103745 per Share (collectively, the “Q1 2022 Dividends”) each payable on April 18, 2022 to stockholders of record on March 25, 2022 (the “Q1 2022 Dividends Record Date”). All stockholders of record as of the Q1 2022 Dividends Record Date will receive the Q1 2022 Dividends for each Share held as of the Q1 2022 Dividends Record Date regardless of whether they tender shares to the Purchaser in the Offer and regardless of whether such Shares are purchased in the Offer. The Purchaser will not receive any portion of the Q1 2022 Dividends in connection with Shares purchased in the Offer. Except as set forth above, stockholders whose Shares are purchased in the Offer will no longer be eligible to receive distributions from the Company after the Expiration Date with respect to such Shares.
7.	Possible Effects of the Offer; Listing; Exchange Act Registration
Market and Listing for the Shares. Regardless of the results of the Offer, there will be no established trading market for the Shares immediately following the Expiration Date or, based on the Purchaser’s knowledge, for any foreseeable period following the Expiration Date. The Shares are not expected to be listed on any national securities exchange following the expiration of the Offer.
Exchange Act Registration. The Shares are currently registered under the Exchange Act. Given the maximum size of the Offer, and in light of the fact that the Company had (i) approximately 2,840 record holders of the Shares as of February 28, 2022, according to the Form 10-K, and (ii) 57,005,057 Shares issued and outstanding as of April 5, 2022, we do not believe there is a reasonable likelihood that the purchase of Shares validly tendered and not properly withdrawn in connection with the Offer will cause the Shares to become eligible for termination of registration under Rule 12g-4 under the Exchange Act or eligible for suspension under Rule 12h-3 under the Exchange Act. In addition, in light of the Company’s requirements as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), we do not expect the Company to terminate such registration with the SEC even if, as a result of the Offer, Shares are not held by 300 or more holders of record following the Offer.

8.	Certain Information Concerning the Company
The Company is a Maryland corporation formed on February 10, 2017 with the name Carlyle Private Credit, Inc., which was changed to TCG BDC II, Inc. on March 3, 2017 and to Carlyle Credit Solutions, Inc. on March 29, 2022. The following description of the Company and its business has been taken from the Form 10-K, and is qualified in its entirety by reference to such Form 10-K.
The Company is structured as an externally managed, non-diversified closed-end investment company. The Company is managed by its investment adviser, CGCIM, a wholly owned subsidiary of Carlyle Investment Management L.L.C. (“CIM”), which is an affiliate of The Carlyle Group Inc. (“Carlyle”). The Company has elected to be regulated as a BDC under 1940 Act. In addition, the Company has elected to be treated, and intends to continue to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Code. The Company’s principal executive offices are located at One Vanderbilt Avenue, Suite 3400, New York, New York 10017. The Company’s telephone number at such principal executive offices is (212) 813-4900.
The Company’s investment objective is to generate attractive risk-adjusted returns and current income primarily by investing in senior secured term loans to U.S. middle market companies in which private equity sponsors hold, directly or indirectly, a financial interest in the form of debt and/or equity. The Company’s core investment strategy focuses on lending to U.S. middle market companies supported by financial sponsors, which the Company defines as companies with approximately $25 million to $100 million of earnings before interest, taxes, depreciation and amortization, which the Company believes is a useful proxy for cash flow. This core strategy is supplemented with the Company’s complementary specialty lending strategy, which takes advantage of the broad capabilities of Carlyle’s Global Credit platform while offering risk-diversifying portfolio benefits. Generally, the Company expects its core strategy and complementary strategy to be 70-85% and 15-30%, respectively of the portfolio. The Company seeks to achieve its investment objective primarily through direct origination of secured debt instruments, including first lien senior secured loans (which may include stand-alone first lien loans, first lien/last out loans and “unitranche” loans) and second lien senior secured loans, with a minority of our assets invested in higher yielding investments (which may include unsecured debt, mezzanine debt and investments in equities).
The Company invests primarily in loans to middle market companies whose debt, if rated, is rated below investment grade, and, if not rated, would likely be rated below investment grade if it were rated (that is, below BBB- or Baa3, which is often referred to as “junk”). Exposure to below investment grade instruments involves certain risks, including speculation with respect to the borrower’s capacity to pay interest and repay principal.
Based upon information provided to us by the Company, there have not been any other transactions in Shares during the past 60 days, by the Company or any of the Company’s directors or executive officers, any person controlling the Company, any director or executive officer of any corporation or other person ultimately in control of the Company, any associate or minority-owned subsidiary of the Company or any executive officer or director of any subsidiary of the Company. Based upon information provided or available to us, none of the Company’s directors, officers or affiliates intends to tender Shares pursuant to the Offer. The Offer does not, however, restrict the purchase of Shares pursuant to the Offer from any such person.
Available Information. The Company is subject to the information and reporting requirements of the Exchange Act and in accordance therewith is obligated to file reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning the Company’s business, capital structure, operating results, financial condition, directors and officers (including any compensation arrangements), the principal holders of the Company’s securities, any material interests of such persons in transactions with the Company, and other matters is required to be disclosed in proxy statements and periodic reports distributed to the Company’s stockholders and filed with the SEC. Such reports, proxy statements and other information are available on the SEC website, which can be accessed at www.sec.gov.
Sources of Information. Except as otherwise set forth herein, the information concerning the Company contained in this Offer to Purchase has been based upon publicly available documents and records on file with the SEC, including the Form 10-K, and other public sources. The information concerning the Company taken or derived from such documents and records is qualified in its entirety by reference to the Company’s public filings with the SEC (which may be obtained and inspected as described above) and should be considered in conjunction with the more comprehensive financial and other information in such reports and other publicly available information. Although we have no knowledge that any such information contains any material misstatements or omissions, none of the Purchaser or other members of the Offeror Group, the Transfer Agent or any of their respective affiliates or assigns assumes responsibility for the accuracy or completeness of the information concerning the Company contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information.
9.	Certain Information Concerning Offeror Group
Purchaser, General Partner and CG Subsidiary Holdings. The Purchaser is a Delaware limited partnership formed on February 18, 2022. The General Partner is a Delaware limited liability company formed on February 18, 2022. The General Partner is being named as a bidder herein because it is deemed to control the Purchaser, but otherwise is not participating in the Offer. CG Subsidiary Holdings, the General Partner’s sole member, is being named as a bidder herein because it is deemed to control the General Partner and the Purchaser, but otherwise is not participating in the Offer.
Each of the Purchaser, the General Partner and CG Subsidiary Holdings is an affiliate of the Company as a result of being under common control. Each of the Purchaser and the General Partner was formed solely for the purpose of completing the Offer and otherwise acquiring Shares. Neither the Purchaser nor the General Partner has conducted any business activities other than those related to the structuring and negotiation of the Offer. Until shortly prior to the time of commencement of the Offer, neither the Purchaser nor the General Partner had any significant assets or liabilities or engaged in activities other than those incidental to their formation, capitalization and the consummation of the transactions contemplated by the Offer. The Purchaser is wholly owned by the Limited Partners. Pursuant to the terms of the Limited Partnership Agreement, the General Partner has delegated certain investment management obligations with respect to the Purchaser to CGCIM, which serves as investment adviser to the Purchaser pursuant to the terms of an investment advisory agreement between the Purchaser and CGCIM, under which the Purchaser will not be charged with any investment advisory fees. The General Partner is not relieved of any of its obligations under the Limited Partnership Agreement as a result of such delegation. CGCIM, which also serves as investment adviser to the Company, is a Delaware limited liability company and an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). CGCIM is wholly owned and controlled by CIM, which is an affiliate of Carlyle. See “Limited Partners–Carlyle Global Credit Investment Management L.L.C.” below for more information regarding CGCIM, CIM, and Carlyle.
The principal executive office of the Purchaser, the General Partner and CG Subsidiary Holdings is located at 1001 Pennsylvania Avenue, Suite 220 South Washington, DC 20004. The telephone number at such principal executive office is (202) 729-5626.
The name, business address, citizenship, present principal occupation and employment history of each of the officers of the General Partner and CG Subsidiary Holdings, respectively, are set forth in Schedule A to this Offer to Purchase (“Schedule A”).
CG Subsidiary Holdings and each of its officers identified on Schedule A are being identified in this Offer to Purchase solely because CG Subsidiary Holdings is the sole member of the General Partner and thus is deemed to control the General Partner and the Purchaser, but CG Subsidiary Holdings and its officers identified on Schedule A are otherwise not participating in the Offer.
Except as set forth elsewhere in this Offer to Purchase, (i) none of the Purchaser, the General Partner, CG Subsidiary Holdings or, to the knowledge of each of the Purchaser, the General Partner and CG Subsidiary Holdings, any of the persons listed in Schedule A has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and (ii) none of the Purchaser, the General Partner, CG Subsidiary Holdings or, to the best of their respective knowledge, any of the persons listed in Schedule A has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Except as set forth elsewhere in this Offer to Purchase (including Schedule A), (i) none of the Purchaser, the General Partner, CG Subsidiary Holdings or, to the knowledge of each of the Purchaser, the General Partner and CG Subsidiary Holdings, any of the persons listed in Schedule A, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company, and (ii) none of the Purchaser, the General Partner, CG Subsidiary Holdings or, to the knowledge of each of the Purchaser, the General Partner and CG Subsidiary Holdings, any of the persons referred to in clause (i) above, has effected any transaction in Shares or any other equity securities of the Company during the past 60 days.
Except as set forth elsewhere in this Offer to Purchase (including Schedule A), (i) none of the Purchaser, the General Partner, CG Subsidiary Holdings or, to the knowledge of each of the Purchaser, the General Partner and CG Subsidiary Holdings, any of the persons listed on Schedule A, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies, (ii) during the two years prior to the date of this Offer to Purchase, there have been no transactions that would require reporting under the rules and regulations of the SEC between the Purchaser, the General Partner, CG Subsidiary Holdings or, to the knowledge of each of the Purchaser, the General Partner and CG Subsidiary Holdings, any of the persons listed in Schedule A, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand, and (iii) there have been no contracts, negotiations or transactions between the Purchaser, the General Partner, CG Subsidiary Holdings or, to the knowledge of each of the Purchaser, the General Partner and CG Subsidiary Holdings, any of the entities or persons listed in Schedule A, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets, except, in the case of each of clauses (ii) and (iii) of this paragraph, for such contracts, negotiations or transactions with the Company and certain affiliates of the Company and Carlyle to which Carlyle or its affiliates, CG Subsidiary Holdings and their respective directors or executive officers may have been party or participants that were effectuated in connection with the course of Carlyle’s business as a global investment firm and it and its affiliates’ sponsorship and management of Carlyle’s various carry funds and other investment vehicles, including the Company. Please refer to each of the Company’s and Carlyle’s respective annual reports on Form 10-K for the fiscal year ended December 31, 2021, most recent definitive proxy statements relating to an annual meeting of stockholders and other SEC filings for more information regarding related-party transactions and related matters.
None of the Purchaser, the General Partner or CG Subsidiary Holdings has made arrangements in connection with the Offer to provide holders of Shares access to their corporate files or to obtain counsel or appraisal services at their expense.
Limited Partners.
Carlyle Global Credit Investment Management L.L.C.
CGCIM is a Delaware limited liability company and an investment adviser registered with the SEC under the Advisers Act. CGCIM was formed in 2012 and commenced operations in 2013.
CGCIM serves as the investment adviser to the Purchaser and to the Company and, as a result, is an affiliate of the Company. CGCIM also serves, and may serve in the future, as investment adviser to other existing and future funds and accounts, including affiliated BDCs, that have investment objectives similar to the Company’s investment objectives. In connection with its services as the Company’s investment adviser, CGCIM is responsible for sourcing potential investments for the Company, conducting research and due diligence on prospective investments for the Company, analyzing and structuring investments for the Company and monitoring the Company’s investments on an ongoing basis.
CGCIM is wholly owned and controlled by CIM, an affiliated advisory entity that is separately registered with the SEC as an investment adviser under the Advisers Act and provides investment advisory services to various investment vehicles and managed accounts sponsored by Carlyle. Carlyle is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. Carlyle’s teams invest across a range of strategies that leverage Carlyle’s deep industry expertise, local insights, and global resources to deliver attractive returns throughout an investment cycle. Since Carlyle’s firm was founded in Washington, D.C. in 1987, it has grown to manage $301 billion in AUM as of December 31, 2021. Carlyle’s experienced and diverse team of nearly 1,850 employees includes more than 690 investment professionals in 26 offices across five continents, and Carlyle serves more than 2,850 active carry fund investors from 89 countries.

The principal executive office of CGCIM is located at One Vanderbilt Avenue, Suite 3400, New York, New York 10017. The telephone number at such principal executive office is 212-813-4900.
The name, business address, citizenship, present principal occupation and employment history of each of the officers of CGCIM and CIM, respectively, are set forth in Schedule A.
CIM and each of its officers identified on Schedule A are being identified in this Offer to Purchase solely because CIM wholly owns and controls CGCIM, but CIM and its officers identified on Schedule A are otherwise not participating in the Offer.
Except as set forth elsewhere in this Offer to Purchase, (i) neither CGCIM nor, to the knowledge of CGCIM, any of the persons listed in Schedule A has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and (ii) neither CGCIM nor, to the best of CGCIM’s knowledge, any of the persons listed in Schedule A has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Except as set forth elsewhere in this Offer to Purchase (including Schedule A), (i) neither CGCIM nor, to the knowledge of CGCIM, any of the persons listed in Schedule A, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company, and (ii) neither CGCIM nor, to the knowledge of CGCIM, any of the persons referred to in clause (i) above, has effected any transaction in Shares or any other equity securities of the Company during the past 60 days.
Except as set forth elsewhere in this Offer to Purchase (including Schedule A), (i) neither CGCIM nor, to the knowledge of CGCIM, any of the persons listed on Schedule A, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies, (ii) during the two years prior to the date of this Offer to Purchase, there have been no transactions that would require reporting under the rules and regulations of the SEC between CGCIM or, to the knowledge of CGCIM, any of the persons listed in Schedule A, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand, and (iii) there have been no contracts, negotiations or transactions between CGCIM or, to the knowledge of CGCIM, any of the entities or persons listed in Schedule A, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets, except, in the case of each of clauses (ii) and (iii) of this paragraph, for such contracts, negotiations or transactions with the Company and certain affiliates of the Company and Carlyle to which Carlyle or its affiliates, CIM, CGCIM and their respective directors or executive officers may have been party or participants that were effectuated in connection with the course of Carlyle’s business as a global investment firm and it and its affiliates’ sponsorship and management of Carlyle’s various carry funds and other investment vehicles, including the Company and with respect to CIM’s and CGCIM’s provision of investment advisory services to the Company and other products within Carlyle’s Global Credit platform, as applicable. Please refer to each of the Company’s and Carlyle’s respective annual reports on Form 10-K for the fiscal year ended December 31, 2021, most recent definitive proxy statements relating to an annual meeting of stockholders and other SEC filings for more information regarding related-party transactions and related matters. Please also refer to CGCIM’s Form ADV Part 2 Brochure, filed with the SEC on March 31, 2022.
CGCIM has not made arrangements in connection with the Offer to provide holders of Shares access to its corporate files or to obtain counsel or appraisal services at CGCIM’s expense.
Cliffwater Corporate Lending Fund
CCLF is a Delaware statutory trust registered under the 1940 Act as a non-diversified, closed-end management investment company. CCLF operates as an interval fund under an Amended and Restated Agreement and Declaration of Trust dated September 15, 2021. CCLF has qualified and intends to continue to qualify and elect to be treated as a RIC under the Code.

Cliffwater serves as the investment adviser to CCLF and is an investment adviser registered with the SEC under the Advisers Act. Cliffwater is being named as a bidder herein because it is deemed to control CCLF, but otherwise is not participating in the Offer.
The primary investment objective of CCLF is to seek consistent current income, while CCLF’s secondary objective is capital preservation. Under normal market conditions, CCLF seeks to achieve its investment objectives by investing at least 80% of its assets (net assets, plus any borrowings for investment purposes) in loans to companies (“corporate loans”). CCLF’s corporate loan investments are made through a combination of: (i) investing in loans to companies that are originated directly by a non-bank lender (for example, traditional direct lenders include insurance companies, BDCs, asset management firms (on behalf of their investors), and specialty finance companies) (“direct loans”); (ii) investing in notes or other pass-through obligations representing the right to receive the principal and interest payments on a direct loan (or fractional portions thereof); (iii) purchasing asset-backed securities representing ownership or participation in a pool of direct loans; (iv) investing in companies and/or private investment funds (private funds that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act) that primarily hold direct loans; (v) investments in high yield securities, including securities representing ownership or participation in a pool of such securities; and (vi) investments in bank loans, including securities representing ownership or participation in a pool of such loans. CCLF may focus its investment strategy on, and its portfolio of investments may be focused in, a subset of one or more of these types of investments. In pursuing its objectives, CCLF uses a “multi-manager” approach whereby CCLF’s assets are allocated among Cliffwater and one or more sub-advisers, in percentages determined at the discretion of Cliffwater.
The business address of CCLF is c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, Wisconsin 53212, and the business address of Cliffwater is 4640 Admiralty Way, 11th Floor, Marina del Rey, California 90292. The telephone number at CCLF’s business address is (414) 299-2270. The telephone number at Cliffwater’s business address is (310) 448-5000.
The name, business address, citizenship, present principal occupation and employment history of each of the trustees and executive officers of CCLF and control persons and executive officers of Cliffwater are set forth in Schedule B to this Offer to Purchase (“Schedule B”). Except as set forth elsewhere in this Offer to Purchase, (i) none of CCLF, Cliffwater or, to the knowledge of each of CCLF and Cliffwater, any of the entities or persons listed in Schedule B has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and (ii) none of CCLF, Cliffwater or, to the best of their respective knowledge, any of the entities or persons listed in Schedule B has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Except as set forth elsewhere in this Offer to Purchase (including Schedule B), (i) none of CCLF, Cliffwater or, to the knowledge of each of CCLF and Cliffwater, any of the entities or persons listed in Schedule B, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company, and (ii) none of CCLF, Cliffwater or, to the knowledge of each of CCLF and Cliffwater, any of the entities or persons referred to in clause (i) above, has effected any transaction in Shares or any other equity securities of the Company during the past 60 days.
Except as set forth elsewhere in this Offer to Purchase (including Schedule B), (i) none of CCLF, Cliffwater or, to the knowledge of each of CCLF and Cliffwater, any of the entities or persons listed on Schedule B, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies, (ii) during the two years prior to the date of this Offer to Purchase, there have been no transactions that would require reporting under the rules and regulations of the SEC between CCLF, Cliffwater or to the knowledge of each of CCLF and Cliffwater, any of the entities or persons listed in Schedule B, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand, and (iii) there have been no contracts, negotiations or transactions between CCLF, Cliffwater or, to the knowledge of each of CCLF and

Cliffwater, any of the entities or persons listed in Schedule B, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.
Neither CCLF nor Cliffwater has made arrangements in connection with the Offer to provide holders of Shares access to their corporate files or to obtain counsel or appraisal services at their expense.
AlpInvest Indigo I CI-A, L.P.
AlpInvest LP, a Delaware limited partnership, is a private investment vehicle whose principal business consists of investment activities. AlpInvest Indigo SCF I CI GP, L.P., a Delaware limited partnership, serves as the general partner to AlpInvest LP. AlpInvest Indigo SCF I CI GP, L.P. is being named as a bidder herein because it is deemed to control AlpInvest LP, but otherwise is not participating in the Offer.
AlpInvest Indigo SCF I CI GP, L.P. is managed by AlpInvest US Holdings, LLC, a Delaware limited liability company. AlpInvest US Holdings, LLC, a subsidiary of Carlyle, may be deemed to be under common control with the Company’s investment adviser, CGCIM, and as a result, may be deemed to be an affiliate of the Company.
The principal executive office of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P. is located at One Vanderbilt Avenue, Suite 3400 New York, NY 10017. The telephone number at such principal executive office is (646) 735-4293.
The name, business address, citizenship, present principal occupation and employment history of the controlling persons of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P. are set forth in Schedule C to this Offer to Purchase (“Schedule C”). Except as set forth elsewhere in this Offer to Purchase, (i) none of AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. or, to the knowledge of each of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P., any of the entities or persons listed in Schedule C has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and (ii) none of AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. or, to the best of their respective knowledge, any of the entities or persons listed in Schedule C has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Except as set forth elsewhere in this Offer to Purchase (including Schedule C), (i) none of AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. or, to the knowledge of each of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P., any of the entities or persons listed in Schedule C, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company, and (ii) none of AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. or, to the knowledge of each of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P., any of the entities or persons referred to in clause (i) above, has effected any transaction in Shares or any other equity securities of the Company during the past 60 days.
Except as set forth elsewhere in this Offer to Purchase (including Schedule C), (i) none of AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. or, to the knowledge of each of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P., any of the entities or persons listed on Schedule C, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies, (ii) during the two years prior to the date of this Offer to Purchase, there have been no transactions that would require reporting under the rules and regulations of the SEC between AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. or to the knowledge of each of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P., any of the entities or persons listed in Schedule C, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand, and (iii) there have been no contracts, negotiations or transactions between AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. or, to the knowledge of each of AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P., any of the entities or persons listed in Schedule C, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets except, in the case of each of clauses (ii) and (iii) of this paragraph, for such contracts, negotiations or transactions with certain affiliates of the Company and Carlyle to which AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P. and their affiliates may have been party or participants that were effectuated in connection with the course of Carlyle’s business as a global investment firm and it and its affiliates’ sponsorship and management of Carlyle’s various carry funds and other investment vehicles, including AlpInvest LP, AlpInvest Indigo SCF I CI GP, L.P., the Company and their respective affiliates. Please refer to each of the Company’s and Carlyle’s respective annual reports on Form 10-K for the fiscal year ended December 31, 2021, most recent definitive proxy statements relating to an annual meeting of stockholders and other SEC filings for more information regarding related-party transactions and related matters.
Neither AlpInvest LP nor AlpInvest Indigo SCF I CI GP, L.P. has made arrangements in connection with the Offer to provide holders of Shares access to their corporate files or to obtain counsel or appraisal services at their expense.
Financial Statement of Purchaser. The unaudited financial statement of the Purchaser as of April 5, 2022 is set forth in Schedule D to this Offer to Purchase and has been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). An audited financial statement for the Purchaser is not available or obtainable without unreasonable expense due to the necessary time to review auditor qualifications, select an auditor and have audited financial statements prepared and the associated expenses, which the Purchaser believes is unnecessary due to the nature of the Purchaser’s assets, which consist only of cash on hand.
The Company’s stockholders should read the unaudited financial statement of the Purchaser included as Schedule D to this Offer to Purchase prior to making any investment decision with respect to the Offer.
We have not included the Company’s financial statements in this Offer to Purchase because (1) the form of payment for the Shares is solely in cash, (2) the Offer is not subject to any financing condition, and (3) the Company is a public reporting company under Section 13(a) of the Exchange Act.
10.	Background of the Offer; Past Contacts, Transactions, Negotiations and Agreements
Background of the Offer. The following is a description of significant contacts between representatives of the CCLF, AlpInvest LP and their respective control persons or representatives, on the one hand, and representatives of the Company and CGCIM, on the other hand, that resulted in the execution of the Limited Partnership Agreement, the Cliffwater Voting Agreement and Tender Offer Subscription Agreement (as defined in Section 11 — “Purpose of the Offer and Plans for the Company; Agreements”) and commencement of the Offer. The discussion below covers only the key events and does not attempt to describe every communication among the parties. For a review of the Company’s additional activities relating to these contacts, please refer to the related Schedule 14D-9 of the Company, which will be filed with the SEC and is being furnished to the Company’s stockholders concurrently with this Offer to Purchase.
As part of the continuous evaluation of their respective businesses and plans, each of CCLF and Cliffwater, and AlpInvest LP and AlpInvest Indigo SCF I CI GP, L.P., respectively, regularly consider and evaluate different strategies to improve their respective business position and enhance value for their respective interestholders.
Beginning in July 2021, representatives from Cliffwater and CGCIM commenced preliminary discussions regarding the potential for an investment by CCLF into the Company, including via direct investment into the Company or a third-party tender offer for Shares conducted by CCLF. From July 2021 through September 2021, in advance of the Company’s mailing of the Special Meeting Proxy Statement for the Special Meeting (as defined below), the principals of Cliffwater and CGCIM continued to discuss various potential transactions between CCLF and the Company, including the potential for CCLF to (i) conduct a third-party tender offer for Shares prior to the Special Meeting and to vote the Shares acquired in such tender offer in favor of the proposals to be considered by the Company’s stockholders at the Special Meeting, as described in the Special Meeting Proxy Statement (such proposals referred to herein as the “Company Stockholder Proposals”), (ii) conduct an additional third-party tender offer, following and pending receipt of stockholder approval of the Company Stockholder Proposals, for up to 10% of the then-outstanding Shares, and (ii) commit to acquire additional Shares pending the Company’s receipt of approval of the Company Stockholder Proposals.
In September 2021, in light of the pending expiration of the Company’s investment period in September 2022 and the Company’s intent, in advance of such expiration, to convert to a perpetual-life BDC with an ongoing quarterly liquidity program and amend the Company’s then-existing investment advisory agreement with CGCIM to better align the Company’s advisory fee structure with the market for similar non-traded BDCs, as disclosed in the Special

Meeting Proxy Statement, the Company and CGCIM directed their focus to preparing for the Special Meeting. Concurrently, representatives from Cliffwater and CGCIM continued to discuss the potential for investment by CCLF into the Company following the Special Meeting, including via direct investment into the Company or a third-party tender offer for Shares conducted by CCLF.
In early November 2021, representatives from AlpInvest LP and CGCIM commenced preliminary discussions regarding the potential for an investment by AlpInvest LP into the Company, including via direct investment into the Company or a third-party tender offer for Shares conducted by AlpInvest LP.
On November 23, 2021, the Company filed the Special Meeting Proxy Statement and furnished it to its stockholders. Subsequently, on January 21, 2022, the Company held a special meeting of stockholders to consider approval of the Company Stockholder Proposals (the “Special Meeting”), at which it received stockholder approval of the Company Stockholder Proposals.
From November 2021 through January 2022, representatives from Cliffwater and CGCIM continued to discuss the potential for investment by CCLF into the Company, including via direct investment into the Company or a third-party tender offer for Shares conducted by CCLF. Concurrently, from November 2021 through January 2022, representatives from AlpInvest LP and CGCIM continued to discuss the potential for investment by AlpInvest LP into the Company, including via direct investment into the Company or a third-party tender offer for Shares conducted by AlpInvest LP.
In late January 2022, after considering various structures for the proposed third-party tender offer, representatives from the Company, CGCIM, and the Company’s outside legal counsel discussed the potential to form a limited partnership vehicle, the equity of which would be owned by CCLF, AlpInvest LP, and any other third party interested in conducting a tender offer for Shares. Throughout late January 2022 to early February 2022, representatives from the Company, CGCIM, and the Company’s outside legal counsel, on the one hand, and, separately in each instance, representatives of Cliffwater and CCLF and AlpInvest LP, as well as their respective legal counsel, on the other hand, discussed the potential for forming such a limited partnership to conduct a tender offer for Shares, noting the administrative convenience of conducting a tender offer with multiple offerors through such a vehicle and ultimately holding interests in the Company indirectly through such vehicle. Thereafter, following additional discussions between the parties, representatives from CGCIM coordinated the formation of (i) the Purchaser as a Delaware limited partnership on February 18, 2022 and (ii) the General Partner as a Delaware limited liability company on February 18, 2022.
On February 18, 2022, representatives of CGCIM sent a preliminary term sheet (the “Term Sheet”) to representatives of AlpInvest LP. The Term Sheet, in each instance, was subject to, among other things, completion of legal diligence and the negotiation and execution of mutually acceptable definitive agreements.
On February 23, 2022, representatives of CGCIM sent the Term Sheet to representatives of Cliffwater and CCLF, outlining the terms of the Limited Partners’ proposed investment in the Purchaser, the Purchaser’s investment objective, and material preliminary terms of the Limited Partnership Agreement.
In early March 2022, in order to ensure that the size of the Offer reached $100 million in aggregate amount, representatives from CGCIM proposed to representatives of Cliffwater and CCLF, and AlpInvest LP the potential for an affiliate of Carlyle to invest in the Purchaser alongside each of CCLF and AlpInvest LP by entering into the Limited Partnership Agreement.
Throughout March 2022 into early April 2022, the Company, CGCIM, and the Company’s outside legal counsel, on the one hand, and, separately in each instance, representatives of Cliffwater and CCLF and AlpInvest LP, as well as their respective legal counsels, on the other hand, continued to discuss the terms of the Term Sheet and draft and negotiate the terms of the Limited Partnership Agreement, the Cliffwater Voting Agreement and the Tender Offer Subscription Agreement. In late March 2022, CGCIM agreed to serve as the Carlyle affiliate to invest in the Purchaser alongside each of CCLF and AlpInvest LP by entering into the Limited Partnership Agreement.
Thereafter, on April 4, 2022, (1) the Limited Partners and General Partner entered into the Limited Partnership Agreement, (2) Cliffwater and CCLF entered into the Cliffwater Voting Agreement with the Company and (3) the Purchaser entered into the Tender Offer Subscription Agreement. On April 5, 2022, the Purchaser delivered a letter to the Company’s stockholders. A copy of this letter is filed as Exhibit (a)(5)(A) and is incorporated herein by reference.

On April 5, 2022, the Purchaser commenced the Offer.
Past Contacts, Transactions, Negotiations and Agreements. For more information on the Limited Partnership Agreement, the Cliffwater Voting Agreement, the Tender Offer Subscription Agreement, and the other agreements between the Company and the Purchaser or the Limited Partners and their respective related parties, see Section 9 — “Certain Information Concerning Offeror Group,” and Section 11 — “Purpose of the Offer and Plans for the Company; Agreements,” and Section 12 — “Source and Amount of Funds.”
Middle Market Credit Fund II, LLC. On November 3, 2020, TCG BDC, Inc. (“CGBD”), an affiliate of the Company whose investment adviser is CGCIM, and CCLF entered into a limited liability company agreement to co-manage Middle Market Credit Fund II, LLC (“Credit Fund II”), a Delaware limited liability company that primarily invests in senior secured loans of middle market companies. According to CGBD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “CGBD Form 10-K”), CGBD and CCLF have 84.13% and 15.87% ownership in Credit Fund II, respectively. According to the CGBD Form 10-K, by virtue of its membership interest, each of CGBD and CCLF indirectly bears an allocable share of all expenses and other obligations of Credit Fund II. According to the CGBD Form 10-K, Credit Fund II’s initial portfolio was funded on November 3, 2020 with existing senior secured debt investments contributed by CGBD and as part of the transaction.
According to the CGBD Form 10-K, Credit Fund II, CGBD and CCLF entered into an administration agreement with Carlyle Global Credit Administration L.L.C., the administrative agent of Credit Fund II (in such capacity, the “Credit Fund II Administrative Agent”), pursuant to which the Credit Fund II Administrative Agent is delegated certain administrative and non-discretionary functions, is authorized to enter into sub-administration agreements at the expense of Credit Fund II with the approval of the board of managers of Credit Fund II, and is reimbursed by Credit Fund II for its costs and expenses and Credit Fund II’s allocable portion of overhead incurred by the Credit Fund II Administrative Agent in performing its obligations thereunder. For more information regarding Credit Fund II, please refer to the CGBD Form 10-K and CGBD’s other SEC filings.
11.	Purpose of the Offer and Plans for the Company; Agreements
Purpose of the Offer and Plans for the Company. The purpose of the Offer is for the Purchaser, and, indirectly, the Limited Partners, to make a significant investment in the Company. In addition, the Offer is being made in furtherance of the Company’s plan to provide a source of liquidity to the Company’s stockholders through a one-time tender offer for Shares funded either by the Company, one of the Company’s affiliates, or a third party with the Company’s support, as disclosed in the Special Meeting Proxy Statement. Regardless of the outcome of the Offer, the Limited Partners may, at the discretion of one or more Limited Partners, acquire additional Shares after the Expiration Date by making additional capital contributions to the Purchaser (subject to acceptance by the General Partner), which the Purchaser will use to acquire additional Shares in respect of the relevant Limited Partner(s), or by subscribing directly for Shares in connection with the New Continuous Offering. In addition, Cliffwater and CCLF have entered into the Cliffwater Voting Agreement with the Company, as discussed below.
Neither the Purchaser nor the Limited Partners seek control of the Company or seek to change the management or operations of the Company. Although the Purchaser and the Limited Partners do not intend to take any action with respect to management or control of the Company, the Limited Partners reserve the right, at an appropriate time, to exercise their respective rights as a stockholder to vote on matters subject to a stockholder vote, including any vote affecting the sale of the Company’s assets and the liquidation and dissolution of the Company, subject to the terms of the Limited Partnership Agreement and the Cliffwater Voting Agreement, as discussed below. Thus, if the Purchaser or the Limited Partners purchase a significant number of the outstanding Shares of the Company (pursuant to this and any other tender offers and other purchases), they may be in a position to significantly influence matters requiring stockholder consent.
The members of the Offeror Group do not have any knowledge of any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Shares or the disposition of Shares (except as otherwise disclosed in this Offer to Purchase and for periodic discretionary solicitations of tender offers by the Company as disclosed in the Special Meeting Proxy Statement); (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Company; (c) any material change in the present distribution policy or indebtedness or capitalization of the Company; (d) any change in the identity of the investment adviser to the Company or the composition of the Company Board, or in the management of the Company including, but not limited to, any plans or proposals to change the number or the term of the members of the Company Board, to change any material term of the investment advisory arrangements with CGCIM; (e) a sale or transfer of a material amount of assets of the

Company (other than as the Company Board determines may be necessary or appropriate to fund any portion of the purchase price for Shares acquired pursuant to the Company’s periodic discretionary tender offers or in connection with the ordinary portfolio transactions of the Company); (f) any other material change in the Company’s structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act; or (g) any changes in the Company’s Articles of Amendment and Restatement or Bylaws or other actions that may impede the acquisition of control of the Company by any person.
The Limited Partnership Agreement. On April 4, 2022, the General Partner, each Limited Partner and Carlyle SLP LTD. (solely to reflect its withdrawal as initial limited partner of the Purchaser) entered into the Limited Partnership Agreement, in connection with which CGCIM, CCLF and AlpInvest LP contributed $28.6 million, $50 million and $21.4 million in cash, respectively, to the Purchaser in order for the Purchaser to conduct the Offer for up to $100,000,000 in aggregate amount of the Shares. Pursuant to the terms of the Limited Partnership Agreement, the Purchaser will not hold any investment other than the Shares and cash.
As permitted under the Limited Partnership Agreement, the General Partner has delegated certain investment management obligations with respect to the Purchaser to CGCIM, which serves as investment adviser to the Purchaser pursuant to the terms of an investment advisory agreement between the Purchaser and CGCIM, under which the Purchaser will not be charged with any investment advisory fees. The General Partner is not relieved of any of its obligations under the Limited Partnership Agreement as a result of such delegation.
Under the terms of the Limited Partnership Agreement, among other things:
•
In the event that the Offer is not fully subscribed by the Company’s stockholders, the General Partner will promptly return to each Limited Partner such portion of the Limited Partner’s capital contribution that is not used in connection with the Offer on a pro rata basis based on the aggregate value of Shares accepted for payment in the Offer. In the event that the Offer is terminated for any reason, the General Partner will promptly return to each Limited Partner the full amount of such Limited Partner’s capital contribution. In addition, in the event the Offer is not fully subscribed or is terminated for any reason, each Limited Partner will have the option to acquire Shares by participating in the first closing of the New Continuous Offering or by making an additional commitment to the Purchaser to purchase Shares. Furthermore, in the event that there is a subsequent special tender offer for Shares (excluding, for the avoidance of doubt, any tender offer pursuant to the Company’s anticipated quarterly liquidity program), each Limited Partner will be given a reasonable opportunity to participate.

•	The General Partner may, in its sole discretion, admit additional limited partners to the Purchaser in accordance with the terms of the Limited Partnership Agreement.
•
Following the consummation of the Offer, the Purchaser may, at the request of its limited partners and upon receiving a capital commitment from any such limited partner, commit to purchase additional Shares pursuant to subscription agreements between the Purchaser and the Company, which shall be substantially similar in all material respects to each other subscription agreement providing for the admission of institutional investors to the Company. As of the date of this Offer to Purchase, no Limited Partner has any plans or intent to acquire additional Shares outside of the Offer, unless the Offer is not fully subscribed by the Company’s stockholders.

•
The General Partner will distribute to the Purchaser’s limited partners any amounts/proceeds received on Shares held by the Purchaser (including with respect to dividends/distributions received from the Company) as soon as practicable after the date such amounts/proceeds are received by the Purchaser, but in no event later than 30 calendar days following receipt of such amounts/proceeds. All such distributions will be paid to the Purchaser’s limited partners based on the limited partners’ percentage ownership of the Purchaser’s interests.

•
In addition to general powers customarily granted to general partners of a limited partnership, among other things, the General Partner is permitted to take all actions to cause the Purchaser to invest in Shares and fulfill the Purchaser’s obligations in connection with the Offer. The General Partner, however, has no right to cause the Purchaser to borrow or otherwise incur indebtedness and is not permitted to hypothecate, charge, mortgage, assign, transfer, make a collateral assignment or pledge or grant a comparable security interest to a lender or other credit party of the Purchaser of the assets of the Purchaser or any capital commitments from limited partners or rights to call or receive capital contributions in connection with such capital commitments.
•
Whenever any consent or vote of the holders of the Shares is solicited, the General Partner will solicit the consent of its limited partners in writing, and the General Partner will cause the Purchaser to provide its consent or vote to the Company with respect to the Shares then held by the Purchaser in the same ratio as the limited partner’s consent under the terms of the Limited Partnership Agreement (such ratio determined in respect of the then-current portion of Shares that are attributable to the respective limited partners of the Purchaser). With the consent of the relevant limited partner, the General Partner will be permitted to elect, under and subject to the provisions of the Company’s charter, to hold all or any fraction of the Purchaser’s interest in the Shares in respect of such limited partner as a non-voting interest. The pass-through voting provisions of the Limited Partnership Agreement shall conform to the requirements of Section 12(d)(1)(E) of the 1940 Act.

•
The Purchaser’s limited partners may not transfer their interests in (including any right to receive distributions or allocations in respect of such interests), or capital commitments to, the Purchaser, whether voluntarily, involuntarily, by merger, by operation of law or otherwise in whole or in part to any person without the prior written consent of the General Partner, which will not be unreasonably withheld. However, the General Partner will not withhold its consent to any such transfer if the proposed transferee is an affiliate of such limited partner, subject to certain suitability requirements and required representations set forth in the Limited Partnership Agreement.

•
On or after the two-year anniversary of the Expiration Date, upon the written request of any Limited Partner, the General Partner will use commercially reasonable efforts to help facilitate a transfer by such Limited Partner of all or any portion of such Shares held by the Purchaser that are attributable to such Limited Partner to another entity or individual, subject to certain suitability requirements, representations and other requirements set forth in the Limited Partnership Agreement.

•
Starting on the date of the Purchaser’s acquisition of Shares pursuant to the Offer, through the date that falls on the 18-month anniversary thereof (the “Lockup Period”), the Purchaser, as a stockholder of the Company, will not be permitted to tender any of its Shares in connection with any issuer tender offer for Shares conducted by the Company. Following the Lockup Period, the Purchaser will participate in the Company’s issuer tender offers at the discretion, and in accordance with the instruction, of the Purchaser’s limited partners; however, in the event that the Company conducts one or more tender offers as required by Section 61(a)(2)(D)(ii) of the 1940 Act, in connection with a change in the Company’s asset coverage requirements, neither the Purchaser nor any of its limited partners in its individual capacity will participate in such tender offer(s).

•
The Limited Partners have agreed that the Offer will not be extended other than for the minimum period as may be required by applicable law, including any rule, regulation, interpretation or position of the SEC or its staff or as may be necessary to resolve any comments of the SEC or its staff, in each case, as applicable to the Offer or related offer documents.

•
The Purchaser will at no time hold 25% or more of the then-outstanding Shares, and the General Partner will use its commercially reasonable efforts to reduce the number of Shares then held by the Purchaser to the extent it determines that there is a reasonable possibility that it may exceed such threshold within 30 days. In addition, for so long as the Purchaser holds 5% or more of the then-outstanding Shares, the General Partner will take such steps, as shall its affiliates, including the Company’s investment adviser, to take such steps, in each case as may be reasonably necessary to ensure that no transaction occurs in violation of Section 57 of the 1940 Act to which a limited partner of the Purchaser may be a party; provided that, to the extent any limited partner of the Purchaser and the Company may be parties to a proposed transaction that would otherwise violate Section 57(d) of the 1940 Act, the General Partner and its affiliates will use commercially reasonable efforts to cause the Company Board to approve the participation of such limited partner in such transaction in the manner provided for under Section 57(f) of the 1940 Act.

•
The Purchaser will indemnify and hold harmless the General Partner and certain of its related parties and affiliates (including their respective members, officers, directors, employees, operating executives, managers, consultants, advisors, senior advisors, stockholders, shareholders, partners (other than limited partners of the Purchaser in their capacity as such), agents, and any other person who serves at the request of the General Partner on behalf of the Purchaser as an officer, director, partner, member, consultant, senior advisor, operating executive or employee of or advisor to any other entity, each an “Indemnified Party”) from and against any and all claims, liabilities, damages, losses, costs and expenses (including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, whether or not in connection with proceedings by or in the right of the Purchaser or any of its partners, that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Purchaser, the Company or any activities undertaken in connection with the Purchaser or the Company, including acting as a director or the equivalent of any entity in or through which an investment in Shares is made, directly or indirectly, or the performance by such Indemnified Party of any of the General Partner’s responsibilities under the Limited Partnership Agreement or otherwise in connection with the matters contemplated in the Limited Partnership Agreement, subject to certain exceptions, limitations and other terms set forth in the Limited Partnership Agreement, including that no Indemnified Party will be entitled to such indemnification to the extent that such Indemnified Party’s conduct constituted Disabling Conduct (as defined in the Limited Partnership Agreement).
The term of the Purchaser will generally expire on the date on which the Company dissolves in accordance with its governing documents, if at all, subject to the terms of the Limited Partnership Agreement. However, the General Partner may, upon not less than 30 days prior written notice to the limited partners of the Purchaser, distribute all of the Shares then held by the Purchaser on a pro rata basis in kind to the limited partners, provided that such a distribution would not cause a violation of any applicable law on the part of the Purchaser or any of its limited partners, including under the 1940 Act.
This summary includes materials provisions relating to the Offer and Purchaser’s ability to acquire Shares and does not purport to be complete and is qualified in its entirety by reference to the Limited Partnership Agreement, which is filed as Exhibit (d)(1) to the Schedule TO and is incorporated herein by reference. Stockholders and other interested parties should read the Limited Partnership Agreement for a more complete description of the provisions summarized above.
Cliffwater Voting Agreement. On April 4, 2022, Cliffwater and CCLF entered into the Cliffwater Voting Agreement with the Company. Pursuant to the terms of the Cliffwater Voting Agreement, in the event that, and for so long as the Covered Cliffwater Entities beneficially own more than 4.99% of the outstanding Shares, Cliffwater and CCLF have irrevocably agreed to not vote or cause to be voted, and to forego and waive any “voting rights” that any Covered Cliffwater Entity has in respect of, such number of Shares held by the Covered Cliffwater Entities that exceeds 4.99% of the then-outstanding Shares.
This summary does not purport to be complete and is qualified in its entirety by reference to the Cliffwater Voting Agreement, which is filed as Exhibit (d)(2) to the Schedule TO and is incorporated herein by reference. Stockholders and other interested parties should read the Cliffwater Voting Agreement for a more complete description of the provisions summarized above.
The Tender Offer Subscription Agreement. On April 4, 2022, the Company accepted an executed subscription agreement from the Purchaser (the “Tender Offer Subscription Agreement”), pursuant to which all Shares purchased by the Purchaser in the Offer will be subject to rights and obligations substantially similar to those held by existing Company stockholders but without any obligation to purchase additional Shares.
This summary does not purport to be complete and is qualified in its entirety by reference to the Tender Offer Subscription Agreement, which is filed as Exhibit (d)(3) to the Schedule TO and is incorporated herein by reference. Stockholders and other interested parties should read the Tender Offer Subscription Agreement for a more complete description of the provisions summarized above.
12.	Source and Amount of Funds
The Purchaser intends to finance the acquisition of Shares in the Offer with cash on hand, approximately $28.6 million of which was contributed by CGCIM, $50 million of which was contributed by CCLF and approximately $21.4 million of which was contributed by AlpInvest LP. The Offer is not conditioned upon any financing arrangements.

13.	Conditions of the Offer
The Offer is being made to all Company stockholders and is not conditioned on any minimum amount of Shares being tendered. There is no financing condition to the Offer.
14.	Certain Legal Matters; Regulatory Approvals
None of the members of the Offeror Group are aware of any other license or regulatory permit that is material to their or the Company’s respective business that might be adversely affected by the Purchaser’s acquisition of Shares as contemplated pursuant to the Offer, nor are any of the members of the Offeror Group aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for the Purchaser’s acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, the members of the Offeror Group presently contemplate that they will coordinate to seek that approval or other action and make or cause to be made such notice filings. The Offeror Group cannot predict whether the Purchaser will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to the business and financial condition of the members of the Offeror Group or to the Company’s business and financial condition.
15.	Appraisal Rights
No appraisal rights are available to the holders of Shares in connection with the Offer.
16.	Fees and Expenses
The Transfer Agent will receive customary compensation, reimbursement for reasonable out-of-pocket expenses, and indemnification against certain liabilities and expenses in connection with the Offer, including liabilities under the federal securities laws. The General Partner or one of its affiliates will pay all charges and expenses of the Transfer Agent in connection with the Offer, which the General Partner expects to be $40,000 in the aggregate.
Except as set forth above, the Offeror Group will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other nominees will, upon request, be reimbursed by us for customary dissemination and handling expenses incurred by them in forwarding the offering material to their customers. The General Partner or one of its affiliates will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Shares, except as otherwise provided in the instructions included in the Letter of Transmittal.
As part of the Offer, the members of the Offeror Group or their respective affiliates may contact holders of Shares by personal interview, mail, electronic mail, telephone and other methods of electronic communication and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer materials to beneficial holders of Shares.
17.	Miscellaneous
The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdictions. The members of the Offeror Group are not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Purchaser reserves the right to exclude stockholders from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Purchaser believes such exclusion is permissible under applicable laws and regulations, provided the Purchaser makes a good faith effort to comply with any state law deemed applicable to the Offer.
The Purchaser has filed with the SEC the Schedule TO (including exhibits) in accordance with the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. In addition, the Company has concurrently filed the Schedule 14D-9 (including exhibits) in accordance with the Exchange Act setting forth its position with respect to the Offer and furnishing certain additional related information. The Schedule TO and the Schedule 14D-9, and any amendments thereto, including exhibits, may be examined and copies may be obtained from the SEC in the manner set forth in Section 8 — “Certain Information Concerning the Company — Available Information.”
No person has been authorized to give any information or make any representation on behalf of the Offeror Group not contained in this Offer to Purchase or the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer, commercial bank, trust company or other nominee shall be deemed to be the agent of the Purchaser or any other member of the Offeror Group, the Company, the Company Board, CGCIM or the Transfer Agent or any of their affiliates for the purpose of the Offer. Neither delivery of this Offer to Purchase nor any purchase pursuant to the Offer will, under any circumstances, create any implication that there has been no change in the affairs of the Purchaser or the other members of the Offeror Group, the Company or any of their respective subsidiaries since the date as of which information is furnished or the date of this Offer to Purchase.
CDL Tender Fund 2022-1, L.P.
April 5, 2022

SCHEDULE A
The Purchaser, the General Partner and its Officers, and
CG Subsidiary Holdings and its Officers
The Purchaser is CDL Tender Fund 2022-1, L.P., a Delaware limited partnership.
Officers of CDL Tender Fund 2022-1 GP, L.L.C.
The General Partner of the Purchaser, CDL Tender Fund 2022-1 GP, L.L.C., is a Delaware limited liability and is being named as a bidder herein because it is deemed to control the Purchaser, but otherwise is not participating in the Offer.
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the officers of the General Partner are set forth below.
Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Taylor Boswell, Authorized Officer	One Vanderbilt Avenue, Suite 3400, New York, New York 10017 Citizenship: United States	Partner and Managing Director of Carlyle (since 2017); President of the Company (since 2022) and Chief Investment Officer of the Company (since 2020)

David Lobe, Authorized Officer	One Vanderbilt Avenue, Suite 3400, New York, New York 10017 Citizenship: United States	Principal of Carlyle (since 2015)

Kristen Newville, Authorized Officer	One Vanderbilt Avenue, Suite 3400, New York, New York 10017 Citizenship: United States	Principal of Carlyle (since 2012)

Peter Gaunt, Authorized Officer	One Vanderbilt Avenue, Suite 3400, New York, New York 10017 Citizenship: United Kingdom	Managing Direct of Carlyle (since 2021); Treasurer of the Company (since March 2020); Principal of Carlyle (2019-2021); Controller and Assistant Controller at Hercules Capital, Inc. (2017–2019)
Officers of CG Subsidiary Holdings
CG Subsidiary Holdings, a Delaware limited liability company, is the General Partner’s sole member and is being named as a bidder herein because it is deemed to control the General Partner and the Purchaser, but otherwise is not participating in the Offer.

The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the officers of CG Subsidiary Holdings are set forth below. Kewsong Lee beneficially owns 23,300.915 Shares (0.04% of the outstanding Shares) as of April 5, 2022.
Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Kewsong Lee, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States
Managing Director and Chief Executive Officer of Carlyle (since 2020); Carlyle Board of Directors (since 2018); Co-Chief Executive Officer of Carlyle (2018–2020); Head of Carlyle Global Credit segment (2016–2018)

Christopher Finn, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director and Chief Operating Officer of Carlyle (since 2019); previously served as Managing Director and Global Head of Operations for Carlyle

Peter J. Clare, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States
Managing Director and Chairman of the Americas for Carlyle and Chair of the US Buyout and Growth Investment Committees (since 2021); Carlyle Board of Directors (since 2018); Chief Investment Officer of Carlyle Corporate Private Equity and Co-Head of the U.S. Buyout group

Jeffrey W. Ferguson, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director and General Counsel of Carlyle

Curtis L. Buser, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director and Chief Financial Officer of Carlyle

Bruce M. Larson, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director and Chief Human Resources Officer of Carlyle (since 2019); previously served as Partner and Head of Human Capital in Asia Pacific and India at Goldman Sachs

Charles E. Andrews, Jr., Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director of Carlyle

Jennifer Wall, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director of Carlyle

CGCIM and its Officers and CIM and its Officers
CGCIM is wholly owned and controlled by CIM, an affiliated advisory entity that is separately registered with the SEC as an investment adviser under the Advisers Act and provides investment advisory services to various investment vehicles and managed accounts sponsored by Carlyle.
Officers of CGCIM
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the officers of CGCIM are set forth below.
Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Joshua Lefkowitz, Authorized Officer	One Vanderbilt Ave, Ste 3400 New York, NY 10017 Citizenship: United States	Managing Director and Chief Legal Officer of Global Credit at Carlyle (since 2018); Principal & Associate General Counsel at Ares Management L.P. (2017–2018)

Cathy Ziobro, Authorized Officer	1001 Pennsylvania Avenue NW, Washington, DC 20004 Citizenship: United States	Managing Director and Chief Compliance Officer of Carlyle

Justin Plouffe, Authorized Officer	One Vanderbilt Ave, Ste 3400, New York, NY 10017 Citizenship: United States	Managing Director and Deputy Chief Investment Officer of CGCIM

Charles E. Andrews, Jr., Authorized Officer	1001 Pennsylvania Avenue NW, Washington, DC 20004 Citizenship: United States	Managing Director of Carlyle

Curtis L. Buser, Authorized Officer	1001 Pennsylvania Avenue, NW, Washington, DC 20004 Citizenship: United States	Managing Director and Chief Financial Officer of Carlyle (since 2014)

Anne Campbell, Authorized Officer	One Vanderbilt Ave, Ste 3400, New York, NY 10017 Citizenship: United States	Principal of Carlyle

Officers of CIM
The principal executive office of CIM is located at 1001 Pennsylvania Avenue, NW Washington, DC 20004. The telephone number at such principal executive office is (202) 347-2626.
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the officers of CIM are set forth below.
CIM and each of its officers identified herein are being identified in this Schedule A solely because CIM wholly owns and controls CGCIM, but CIM and its officers identified on this Schedule A are otherwise not participating in the Offer.
Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Jeffrey W. Ferguson, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director and General Counsel of Carlyle

Curtis L. Buser, Authorized Officer	1001 Pennsylvania Avenue, NW, Washington, DC 20004 Citizenship: United States	Managing Director and Chief Financial Officer of Carlyle (since 2014)

Cathy Ziobro, Authorized Officer	1001 Pennsylvania Avenue NW, Washington, DC 20004 Citizenship: United States	Managing Director and Chief Compliance Officer of Carlyle

Charles E. Andrews, Jr., Authorized Officer	1001 Pennsylvania Avenue NW, Washington, DC 20004 Citizenship: United States	Managing Director of Carlyle

Jennifer Wall, Authorized Officer	1001 Pennsylvania Avenue, NW Washington, DC 20004 Citizenship: United States	Managing Director of Carlyle

SCHEDULE B
Trustees and Executive Officers of
CCLF and Control Persons and Executive Officers of Cliffwater
Trustees and Executive Officers of CCLF
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the trustees and executive officers of CCLF are set forth below.
Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Stephen L. Nesbitt, Trustee, President	c/o UMB Fund Services, Inc., 235 W. Galena St., Milwaukee, WI 53212 Citizenship: United States	Chief Executive Officer and Chief Investment Officer, Cliffwater LLC (2004 – Present)

Paul S. Atkins, Trustee	c/o UMB Fund Services, Inc., 235 W. Galena St., Milwaukee, WI 53212 Citizenship: United States
Chief Executive Officer and Founder, Patomak Global Partners, LLC (financial services consulting firm) (2009-Present); Independent Chairman of the Board and Director, BATS Global Markets, Inc. (2012-2015); Member, Congressional Oversight Panel for TARP (2009-2010); Commissioner, U.S. Securities and Exchange Commission (2002-2008); Principal, PricewaterhouseCoopers LLP (1994-2002)

Dominic Garcia, Trustee	c/o UMB Fund Services, Inc., 235 W. Galena St., Milwaukee, WI 53212 Citizenship: United States
Chief Pension Investment Strategist, CBRE Global Investors (June 2021-Present); Advisory Board of Milken Institute for Public Finance (2021-Present); Chief Investment Officer, New Mexico Public Employees Retirement Association (2017-June 2021); Senior Alpha Manager, State of Wisconsin Investment Board (2008-2017); Research Advisory Board Member, University of North Carolina Keenan Institute of Private Markets and the University of Chicago Harris Center for Municipal Finance (2020 to Present); Trustee, United World College-USA the Santa Fe Preparatory School endowment and the Santa Fe Community Foundation impact investment committee (2020-Present)

Paul J. Williams, Trustee and Chairman	c/o UMB Fund Services, Inc., 235 W. Galena St., Milwaukee, WI 53212 Citizenship: United States	Investment Consultant, Texas Association of Counties (1995-2020); Chief Investment Officer, Texas County & District Retirement System (1999-2018)
B-1

Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Lance J. Johnson, Treasurer	c/o UMB Fund Services, Inc., 235 W. Galena St., Milwaukee, WI 53212 Citizenship: United States	Chief Operations Officer, Cliffwater LLC (2014 – Present); Senior Vice President, Brown Brothers Harriman & Co. (financial services firm) (2013-2014)

Ann Maurer, Secretary	c/o UMB Fund Services, Inc., 235 W. Galena St., Milwaukee, WI 53212 Citizenship: United States	Senior Vice President, (2017 – Present); Vice President, Senior Client Service Manager (2013-2017)

Bernadette Murphy, Chief Compliance Officer	c/o UMB Fund Services, Inc., 235 W. Galena St., Milwaukee, WI 53212 Citizenship: United States
Director, Vigilant Compliance, LLC (investment management solutions firm) (2018 - Present); Director of Compliance and Operations, B. Riley Capital Management, LLC (investment advisory firm) (2017 - 2018); Chief Compliance Officer, Dialectic Capital Management, LP (investment advisory firm) (2008-2018)

Control Persons and Executive Officers of Cliffwater
Stephen L. Nesbitt, together with the JN 2021 Trust and the BN 2021 Trust, for both of which Stephen L. Nesbitt serves as trustee, may be deemed to control Cliffwater as a result of their aggregate ownership of Cliffwater.
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the executive officers of Cliffwater are set forth below.
Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Stephen L. Nesbitt, Chief Executive Officer	545 Madison Avenue, 7th Floor, New York, NY 10022 Citizenship: United States	Chief Executive Officer and Chief Investment Officer, Cliffwater LLC (2004 – Present)

Philip Hasbrouck, Senior Managing Director	4640 Admiralty Way, 11th Floor, Marina del Rey, California 90292 Citizenship: United States	Senior Managing Director of Cliffwater LLC (2018 – Present)

Stephen Blake Nesbitt, Senior Managing Director	545 Madison Avenue, 7th Floor, New York, NY 10022 Citizenship: United States	Senior Managing Director of Cliffwater LLC (2019 – Present); Tinicum Incorporated, private equity investment firm, (2014 – 2019)

Lance J. Johnson, Chief Operations Officer	4640 Admiralty Way, 11th Floor, Marina del Rey, California 90292 Citizenship: United States	Chief Operations Officer, Cliffwater LLC (2014 – Present)
B-2

SCHEDULE C
Controlling Persons of
AlpInvest Indigo I CI-A, L.P. and AlpInvest Indigo SCF I CI GP, L.P.
AlpInvest Indigo SCF I CI GP, L.P., a Delaware limited partnership, serves as the general partner to AlpInvest Indigo I CI-A, L.P. AlpInvest Indigo SCF I CI GP, L.P. is managed by AlpInvest US Holdings, LLC, a Delaware limited liability company. The business address of AlpInvest US Holdings, LLC is One Vanderbilt Ave, Suite 3400, New York, NY 10017 and the phone number at such business address is (646) 735-4293. AlpInvest US Holdings, LLC is an affiliated sub-adviser of AlpInvest Partners B.V., a U.S. registered investment adviser whose address is Jachthavenweg 118, Amsterdam, Netherlands 1081 KJ.
Directors and Executive Officers of AlpInvest Partners B.V.
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the directors and executive officers of AlpInvest Partners B.V. are set forth below. Each of the below-listed individuals has been at AlpInvest Partners B.V. or an affiliate for more than five years.
Name and Position	Business Address and Citizenship	Present Principal Occupation or Employment and Employment History
Geertruida Bagjin, Director	One Vanderbilt Ave, Suite 3400, New York, NY 10017 Citizenship: Netherlands	Director of AlpInvest Partners B.V.

Erica Herberg, Director	One Vanderbilt Ave, Suite 3400, New York, NY 10017 Citizenship: United States	Director of AlpInvest Partners B.V.

Wouter Moerel, Director	One Vanderbilt Ave, Suite 3400, New York, NY 10017 Citizenship: United States	Director of AlpInvest Partners B.V.

Cameron Fairall, Chief Compliance Officer	One Vanderbilt Ave, Suite 3400, New York, NY 10017 Citizenship: United States	Chief Compliance Officer of AlpInvest Partners B.V.

Michael Steven Thorne, Chief Legal Officer	One Vanderbilt Ave, Suite 3400, New York, NY 10017 Citizenship: United States	Chief Legal Officer of AlpInvest Partners B.V.
C-1

SCHEDULE D
UNAUDITED FINANCIAL STATEMENT OF CDL TENDER FUND 2022-1, L.P.
AS OF APRIL 5, 2022
CDL Tender Fund 2022-1, L.P.
Statement of Assets, Liabilities, and Partners' Capital
(dollar amounts in thousands)
(unaudited)
April 5, 2022
Assets

Cash and cash equivalents	$100,000
Total assets	$100,000

Liabilities and partner's capital
Total Liabilities	$—

Partners' capital:
Partners' contributions	$100,000
Partners' distributions	—
Accumulated income from operations	—
Total partners' capital	100,000
Total liabilities and partners' capital	$100,000
D-1